                                                                       EXHIBIT 4

                               CREDIT AGREEMENT

                          Dated as of April 24, 2000

                                     among

                             OWENS & MINOR, INC.,
                                 as Borrower,

                CERTAIN OF ITS SUBSIDIARIES IDENTIFIED HEREIN,
                                as Guarantors,

                         THE BANKS IDENTIFIED HEREIN,

                           FIRST UNION NATIONAL BANK
                                      and
                                SUNTRUST BANK,
                            as Syndication Agents,

                                 BANK ONE, NA,
                              as Managing Agent,

                           THE BANK OF NOVA SCOTIA,
                                  as Co-Agent

                                      AND

                            BANK OF AMERICA, N.A.,
                            as Administrative Agent

                                 ARRANGED BY:

                        BANC OF AMERICA SECURITIES LLC,
                  as Sole Lead Arranger and Sole Book Manager

                               TABLE OF CONTENTS


SECTION 1  DEFINITIONS AND ACCOUNTING TERMS...............................  5
           --------------------------------
    1.1           Definitions.............................................  5
                  -----------
    1.2           Computation of Time Periods............................. 32
                  ---------------------------
    1.3           Accounting Terms........................................ 32
                  ----------------

SECTION 2  CREDIT FACILITIES.............................................. 32
           -----------------
    2.1           Commitments............................................. 33
                  -----------
    2.2           Method of Borrowing..................................... 34
                  -------------------
    2.3           Interest................................................ 35
                  --------
    2.4           Repayment............................................... 36
                  ---------
    2.5           Notes................................................... 36
                  -----
    2.6           Additional Provisions relating to Letters of Credit..... 36
                  ---------------------------------------------------
    2.7           Additional Provisions relating to Swingline Loans....... 41
                  -------------------------------------------------

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITY................... 42
           --------------------------------------------
    3.1           Default Rate............................................ 42
                  ------------
    3.2           Conversion.............................................. 42
                  ----------
    3.3           Termination of Commitments.............................. 43
                  --------------------------
    3.4           Prepayments............................................. 43
                  -----------
    3.5           Fees.................................................... 43
                  ----
    3.6           Capital Adequacy........................................ 45
                  ----------------
    3.7           Limitation on Eurodollar Loans.......................... 45
                  ------------------------------
    3.8           Illegality.............................................. 45
                  ----------
    3.9           Requirements of Law..................................... 46
                  -------------------
    3.10          Treatment of Affected Loans............................. 47
                  ---------------------------
    3.11          Taxes................................................... 47
                  -----
    3.12          Compensation............................................ 50
                  ------------
    3.13          Pro Rata Treatment...................................... 50
                  ------------------
    3.14          Sharing of Payments..................................... 51
                  -------------------
    3.15          Payments, Computations, Etc............................. 52
                  ---------------------------
    3.16          Evidence of Debt........................................ 54
                  ----------------
    3.17          Certain Limitations..................................... 54
                  -------------------

SECTION 4  GUARANTY....................................................... 55
           --------
    4.1           The Guaranty............................................ 55
                  ------------
    4.2           Obligations Unconditional............................... 56
                  -------------------------
    4.3           Reinstatement........................................... 57
                  -------------
    4.4           Certain Additional Waivers.............................. 57
                  --------------------------
    4.5           Remedies................................................ 57
                  --------
    4.6           Rights of Contribution.................................. 58
                  ----------------------
    4.7           Guarantee of Payment; Continuing Guarantee.............. 59
                  ------------------------------------------

SECTION 5  CONDITIONS PRECEDENT........................................... 59
           --------------------
    5.1           Conditions to Closing................................... 59
                  ---------------------


    5.2           Conditions to all Extensions of Credit.................. 60
                  --------------------------------------
SECTION 6  REPRESENTATIONS AND WARRANTIES................................. 61
           ------------------------------
    6.1           Organization and Good Standing.......................... 61
                  ------------------------------
    6.2           Due Authorization....................................... 61
                  -----------------
    6.3           No Conflicts............................................ 62
                  ------------
    6.4           Consents................................................ 62
                  --------
    6.5           Enforceable Obligations................................. 62
                  -----------------------
    6.6           No Legal Bar............................................ 62
                  ------------
    6.7           Financial Condition..................................... 63
                  -------------------
    6.8           No Changes or Restricted Payments....................... 63
                  ---------------------------------
    6.9           No Default.............................................. 63
                  ----------
    6.10          Liens................................................... 63
                  -----
    6.11          Indebtedness............................................ 64
                  ------------
    6.12          Litigation.............................................. 64
                  ----------
    6.13          Material Agreements..................................... 64
                  -------------------
    6.14          Taxes................................................... 64
                  -----
    6.15          Compliance with Law..................................... 64
                  -------------------
    6.16          ERISA................................................... 64
                  -----
    6.17          Subsidiaries............................................ 66
                  ------------
    6.18          Use of Proceeds; Margin Stock........................... 66
                  -----------------------------
    6.19          Government Regulation................................... 66
                  ---------------------
    6.20          Environmental Matters................................... 67
                  ---------------------
    6.21          Intellectual Property, Franchises, etc.................. 68
                  --------------------------------------
    6.22          Investments............................................. 68
                  -----------
    6.23          No Material Misstatements............................... 68
                  -------------------------
    6.24          Labor Matters........................................... 68
                  -------------

SECTION 7 AFFIRMATIVE COVENANTS........................................... 69
          ---------------------
    7.1           Information Covenants................................... 69
                  ---------------------
    7.2           Preservation of Existence and Franchises................ 73
                  ----------------------------------------
    7.3           Books, Records and Inspections.......................... 73
                  ------------------------------
    7.4           Compliance with Law..................................... 73
                  -------------------
    7.5           Payment of Taxes and Other Indebtedness................. 73
                  ---------------------------------------
    7.6           Insurance............................................... 74
                  ---------
    7.7           Maintenance of Property................................. 74
                  -----------------------
    7.8           Performance of Obligations.............................. 74
                  --------------------------
    7.9           Use of Proceeds......................................... 74
                  ---------------
    7.10          Financial Covenants..................................... 74
                  -------------------
    7.11          Additional Credit Parties............................... 76
                  -------------------------

SECTION 8  NEGATIVE COVENANTS............................................. 76
           ------------------
    8.1           Indebtedness............................................ 76
                  ------------
    8.2           Liens................................................... 78
                  -----
    8.3           Nature of Business...................................... 78
                  ------------------
    8.4           Consolidation, Merger, Sale or Purchase of Assets, etc.. 78
                  ------------------------------------------------------
    8.5           Asset Dispositions...................................... 79
                  ------------------


    8.6           Advances, investments and Loans......................... 80
                  -------------------------------
    8.7           Prepayments and Amendments Relating to Other Debt....... 80
                  -------------------------------------------------
    8.8           Transactions with Affiliates............................ 81
                  ----------------------------
    8.9           Ownership of Subsidiaries............................... 81
                  -------------------------
    8.10          Fiscal Year............................................. 82
                  -----------
    8.11          Subsidiary Dividends.................................... 82
                  --------------------
    8.12          Restricted Payments..................................... 82
                  -------------------

SECTION 9   EVENTS OF DEFAULT............................................. 82
            -----------------
    9.1           Events of Default....................................... 82
                  -----------------
    9.2           Acceleration; Remedies.................................. 85
                  ----------------------
SECTION 10  AGENCY PROVISIONS............................................. 86
            -----------------
    10.1          Appointment, Powers and Immunities...................... 86
                  ----------------------------------
    10.2          Reliance by Administrative Agent........................ 86
                  --------------------------------
    10.3          Defaults................................................ 87
                  --------
    10.4          Rights as a Bank........................................ 87
                  ----------------
    10.5          Indemnification......................................... 88
                  ---------------
    10.6          Non-Reliance on Administrative Agent and Other Banks.... 88
                  ----------------------------------------------------
    10.7          Successor Administrative Agent.......................... 88
                  ------------------------------
SECTION 11  MISCELLANEOUS................................................. 89
            -------------
    11.1          Notices................................................. 89
                  -------
    11.2          Right of Set-Off; Adjustments........................... 91
                  -----------------------------
    11.3          Benefit of Agreement.................................... 91
                  --------------------
    11.4          No Waiver; Remedies Cumulative.......................... 93
                  ------------------------------
    11.5          Expenses; Indemnification............................... 93
                  -------------------------
    11.6          Amendments, Waivers and Consents........................ 94
                  --------------------------------
    11.7          Counterparts............................................ 96
                  ------------
    11.8          Headings................................................ 96
                  --------
    11.9          Survival................................................ 96
                  --------
    11.10         Governing Law; Submission to Jurisdiction; Venue........ 96
                  ------------------------------------------------
    11.11         Severability............................................ 97
                  ------------
    11.12         Entirety................................................ 97
                  --------
    11.13         Binding Effect; Termination............................. 97
                  ---------------------------
    11.14         Confidentiality......................................... 98
                  ---------------
    11.15         Source of Funds......................................... 98
                  ---------------
    11.16         Conflict................................................ 99
                  --------

                                   SCHEDULES

Schedule 2.1                 Banks and Commitments
Schedule 2.2(a)(i)           Form of Notice of Borrowing
Schedule 2.2(a)(iii)         Form of Notice of Request of Letter of Credit
Schedule 3.2                 Form of Notice of Conversion
Schedule 2.5                 Form of Revolving Note
Schedule 5.1(b)              Form of Legal Opinions
Schedule 5.1(e)              Form of Officer's Certificate
Schedule 6.17                Subsidiaries
Schedule 6.24                Labor Matters
Schedule 7.1(c)              Form of Borrowing Base Certificate
Schedule 7.1(d)              Form of Officer's Compliance Certificate
Schedule 7.11                Form of Joinder Agreement
Schedule 8.1(b)              Existing Indebtedness
Schedule 8.2                 Existing Liens
Schedule 11.3(b)             Form of Assignment and Acceptance Agreement

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT dated as of April 24, 2000 (the "Credit Agreement"),
                                                            ----------------
is by and among OWENS & MINOR, INC., a Virginia corporation (the "Borrower"),
                                                                  --------
certain Subsidiaries of the Borrower identified as "Guarantors" herein (each a "Guarantor" and collectively the "Guarantors"), the various banks and lending
 ---------                        ----------
institutions party hereto (each a "Bank" and collectively the "Banks"), FIRST
                                   ----                        -----
UNION NATIONAL BANK and SUNTRUST BANK, as Syndication Agents, BANK ONE, NA, as Managing Agent, THE BANK OF NOVA SCOTIA, as Co-Agent, and BANK OF AMERICA, N.A., as administrative agent for the Banks (in such capacity, the "Administrative
                                                              --------------
Agent").
-----

                              W I T N E S S E T H

     WHEREAS, the Borrower has requested that the Banks provide a $225,000,000 senior revolving credit facility for the purposes hereinafter provided;

     WHEREAS, the Banks have agreed to provide the requested credit facility on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1

                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

1.1  Definitions.
     -----------

     As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

          "Acquisition", by any Person, means the purchase or acquisition by
           -----------
     such Person of any Capital Stock of another Person (other than a member of the Consolidated Group) or all or any substantial portion of the Property (other than Capital Stock) of another Person (other than a member of the Consolidated Group), whether or not involving a merger or consolidation with such other Person.

          "Additional Credit Party" means each Person that becomes a Guarantor
           -----------------------
     after the Closing Date by execution of a Joinder Agreement.

     "Administrative Agent" means the administrative agent for the Banks
      --------------------
under this Credit Agreement as identified in the recital of parties hereinabove, and any successors and assigns in such capacity.

     "Administrative Agent's Fee Letter" means the letter agreement dated
      ---------------------------------
as of March 10, 2000 between the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

     "Affiliate" means, with respect to any Person, any other Person
      ---------
directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Aggregate Revolving Committed Amount" shall have the meaning assigned
      ------------------------------------
to such term in Section 2.1(a).

     "Applicable Federal Funds Rate" means, for any day, a per annum rate
      -----------------------------
equal to the sum of (i) the Federal Funds Rate plus (ii) one-eighth of one
                                               ----
percent (0.125%). Any change in the Applicable Federal Funds Rate due to a change in the Federal Funds Rate shall be effective on the effective date of such change in the Federal Funds Rate.

     "Applicable Lending Office" means, for each Bank, the office of such
      -------------------------
Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

     "Applicable Percentage" means for any day, the rate per annum set
      ---------------------
forth below opposite the applicable Consolidated Total Leverage Ratio then in effect, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (ii) Eurodollar Loans shall be the percentage set forth under the column "Eurodollar Rate Margin", (iii) Fed Funds Swingline Loans shall be the percentage set forth under "Eurodollar Rate Margin", (iv) Standby Letter of Credit Fee shall be the percentage set forth under the Column "Eurodollar Rate Margin" and (v) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee":

     -----------------------------------------------------------------------------------------------------
                        Consolidated       Eurodollar         Base
        Pricing        Total Leverage         Rate            Rate          Commitment      Utilization
         Level             Ratio             Margin          Margin            Fee              Fee
         -----             -----             ------          ------            ---              ---
     -----------------------------------------------------------------------------------------------------
          I                *3.25              1.50%             0.00%          0.275%          0.250%
     -----------------------------------------------------------------------------------------------------
         II            *2.50 but + 3.25       1.25%             0.00%          0.250%          0.250%

     -----------------------------------------------------------------------------------------------------

* equals greater than
+ equals less than and equal to

     -------------- -------------------- -------------- --------------- ----------------- ----------------
         III           *1.75 but + 2.50       1.00%             0.00%          0.225%          0.250%

     -------------- -------------------- -------------- --------------- ----------------- ----------------
         IV                 + 1.75            0.75%             0.00%          0.200%          0.250%

     -------------- -------------------- -------------- --------------- ----------------- ----------------

* equals greater than
+ equals less than and equal to

The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date (each an "Interest Determination Date")
                                         ---------------------------
five (5) Business Days after the date by which the Borrower is required to provide the quarterly or annual compliance certificate and related financial statements in accordance with the provisions of Sections 7.1(a), (b) and (c), as appropriate; provided that:
                                     --------

          (i) the initial Applicable Percentages shall be based on the financial statements and related financial information for fiscal quarter of the Borrower ended December 31, 1999 and shall remain in effect until the first Interest Determination Date to occur after the Closing Date, and

          (ii) notwithstanding the foregoing, in the event an annual or quarterly compliance certificate and related financial statements are not delivered timely to the Administrative Agent by the date required by Sections 7.1(a), (b) and (c), as appropriate, the Applicable Percentage, in each case, shall be based on Pricing Level I until the date five (5) Business Days after such compliance certificate and related financial statements are delivered to the Administrative Agent.

Subject to the qualifications set forth above, the Applicable Percentage, in each case, shall be effective from an Interest Determination Date until the next Interest Determination Date. The Administrative Agent shall determine the appropriate Applicable Percentages promptly upon receipt of, and based on the information contained in, the quarterly or annual compliance certificates and related financial statements. The Administrative Agent shall promptly notify the Borrower and the Banks of any change in the Applicable Percentage. Such determinations by the Administrative Agent shall be conclusive absent manifest error. Adjustments in the Applicable Percentage shall be effective as to existing Extensions of Credit as well as new Extensions of Credit made thereafter.

     "Asset Disposition" shall mean and include the sale, lease or
      -----------------
other disposition (or the entering into a contract or other agreement that, upon consummation, will result in the sale, lease or other disposition) of any Property by any member of the Consolidated Group (including the Capital Stock of a Subsidiary) other than (A) the sale of inventory in the ordinary course of business, (B) the sale, lease or other disposition of machinery and equipment no longer used or useful in the conduct of such member's business, (C) the sale of Receivables and Receivables Related Assets pursuant to the terms of a Qualified Receivables Transaction permitted hereunder and (D) the sale of Receivables and related documentation (including sales invoices and revolving charge agreements) to Norwest Financial Leasing, Inc. (and its successor and assigns) in connection with the Borrower's private-label commercial revolving credit program for customers.

     "Bank of America" means Bank of America, N.A. and its successors.
      ---------------

     "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the
      ---------------
United States Code, as amended, modified, succeeded or replaced from time to time.

     "Banks" means each Person identified as a "Bank" on the
      -----
signature pages hereto and its successors and assigns.

     "Base Rate" means, for any day, a rate per annum equal to the
      ---------
greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or
(b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

     "Base Rate Loan" means a Loan which bears interest based on the Base Rate.
      --------------

     "Borrower" means Owens & Minor, Inc., a Virginia corporation, and its
      --------
successors and permitted assigns.

     "Borrowing Base" means, at any time, the sum of 85% of Eligible
      --------------
Receivables plus 50% of Eligible Inventory in each case as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent and the Banks in accordance with the terms of Section 7.1(c).

     "Business Day" means any day other than a Saturday, a Sunday or any other
      ------------
day on which banking institutions are required or authorized by law to close in Richmond, Virginia, Charlotte, North Carolina or New York, New York; except that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in Dollar deposits in the London interbank market.

     "Capital Lease" means any lease the payments and obligations with respect
      -------------
to which would be required to be capitalized in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, capital stock, (ii)
      -------------
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) securities issued or directly and fully
      ----------------
guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each
                                                       -------------
case with maturities of not more than 270 days from the date of acquisition,
(iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition and (iv) repurchase agreements with a bank or trust company (including a Bank) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations.

     "Change of Control" means (i) any Person or two or more Persons acting in
      -----------------
concert shall have acquired beneficial ownership, directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower, (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower cease to constitute a majority of the board of directors of the Borrower and such event is a result (directly or indirectly) of the acquisition of 5% or more of the combined voting power of the Voting Stock by a Person or Persons who did not own at least 5% or more of the combined voting power of the Voting Stock as of the Closing Date, or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over Voting Stock of the Borrower (or other securities convertible into such securities) representing 35% or more of the combined voting power of all Voting Stock of the Borrower. As used herein, "beneficial ownership" shall have the meaning provided
                           --------------------
in Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934.

     "Closing Date" means the date hereof.
      ------------

     "Commitments" means the Revolving Commitments, the Swingline Commitment and
      -----------
the LOC Commitment.

     "Commitment Fee" shall have the meaning assigned to such term in Section
      --------------
3.5(a).

     "Commitment Period" means the period from and including the Closing Date to
      -----------------
but not including the earlier of (i) the Termination Date, or (ii) the date on which the Commitments shall terminate in accordance with the provisions of this Credit Agreement.

     "Consolidated Capital Expenditures" means, for any period, without
      ---------------------------------
duplication, all expenditures (whether paid in cash or other consideration) of the members of the Consolidated Group during such period that, in accordance with GAAP, are or should be included in additions to property, plant and equipment or similar items reflected in the consolidated statement of cash flows for such period; provided, that Consolidated Capital Expenditures shall not include, for purposes hereof, expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the members of the Consolidated Group.

     "Consolidated Current Assets" means, as of any date, the sum of (a) the
      ---------------------------
total amount of current assets of the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP and (b) to the extent not included in the foregoing clause (a), the aggregate net book value of all Receivables transferred to a Securitization Subsidiary or other Person in connection with a Qualified Securitization Transaction.

     "Consolidated Current Liabilities" means, as of any date, the total amount
      --------------------------------
of current liabilities of the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP.

     "Consolidated Current Ratio" means, as of any date, the ratio of
      --------------------------
Consolidated Current Assets on such date to Consolidated Current Liabilities on such date.

     "Consolidated EBITDA" means, for any period, the sum of (a) Consolidated
      -------------------
Net Income for such period plus (b) to the extent deducted in determining net income for such period, (i) Consolidated Interest Expense, (ii) taxes, and (iii) depreciation and amortization, in each case for the members of the Consolidated Group on a consolidated basis as determined in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, as of the end of any
      ----------------------------------------
fiscal quarter of the Borrower, the ratio of Consolidated Net Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending on such date to Consolidated Fixed Charges for the period of four consecutive fiscal quarters ending on such date.

     "Consolidated Fixed Charges" means, for any period, without duplication,
      --------------------------
the sum of (i) all Consolidated Interest Expense during such period, (ii) all Consolidated Rent Expense payable during such period, (iii) current maturities of Funded Debt during such period, and (iv) all dividends and other payments or distributions on the Capital Stock of a member of the Consolidated Group (other than (A) dividends or distributions payable in the same class of Capital Stock of such member of the Consolidated Group and (B) payments described in clauses
(ii) and (iii) of the definition of "Restricted Payments") made during such period, in each case for the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP.

     "Consolidated Group" means the Borrower and its Subsidiaries.
      ------------------

     "Consolidated Interest Expense" means, for any period, all interest
      -----------------------------
expense, including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Securitization Transactions (including, without limitation, the discount in connection with the sale of Receivables and Receivables Related Assets in connection with a Qualified Securitization Transaction), in each case for the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP. For purposes hereof, Consolidated Interest Expense shall include distributions paid on the Preferred Securities (but without duplication for interest payable under the Junior Subordinated Debentures).

     "Consolidated Net Income" means, for any period, the net income (or loss)
      -----------------------
of the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP, but excluding for purposes of determining compliance with the Consolidated Fixed Charge Coverage Ratio, the Consolidated Senior Leverage Ratio and the Consolidated Total Leverage Ratio:

          (a) any extraordinary gains or losses on the sale or other disposition of assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

          (b)  the proceeds of any life insurance policy;

          (c) net earnings of any business entity (other than a Subsidiary) in which any member of the Consolidated Group has an ownership interest unless such net earnings shall have actually been received by such member of the Consolidated Group in the form of cash distributions; and

          (d) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the members of the Consolidated Group.

     "Consolidated Net Income Available for Fixed Charges" means, for any
      ---------------------------------------------------
period, the sum of (a) Consolidated EBITDA for such period plus (b) Consolidated Rent Expense for such period minus (v) Consolidated Capital Expenditures for
                             -----
such period.

     "Consolidated Net Worth" means total stockholders' equity for the members
      ----------------------
of the Consolidated Group on a consolidated basis as determined in accordance with GAAP (but including, for purposes hereof, without duplication, the Preferred Securities and the Indebtedness evidenced by the Junior Subordinated Debentures and excluding, for purposes hereof, "accumulated other comprehensive income" as such term is defined in Financial Accounting Standards Board Statement 130).

     "Consolidated Rent Expense" means, for any period, all fixed payments
      -------------------------
(including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the leased property) payable by any member of the Consolidated Group, as lessee or sublessee under a lease of real or personal property, determined on a consolidated basis in accordance with GAAP, but shall be exclusive of (a) any amounts required to be paid by such Person (whether designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges, determined on a consolidated basis in accordance with GAAP, (b) any amounts payable by a member of the Consolidated Group to another member of the Consolidated Group and (c) any charge relating to that special non-recurring charge to earnings of $11.2 million taken in the fiscal quarter ending June 30, 1998 relating to the loss of the medical/surgical distribution contract with Columbia/HCA Healthcare Corporation. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Consolidated Senior Debt" means, as of any date, Consolidated Total Debt
      ------------------------
less Subordinated Debt of the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP.

     "Consolidated Senior Leverage Ratio" means, as of the end of any fiscal
      ----------------------------------
quarter of the Borrower, the ratio of Consolidated Senior Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date.

     "Consolidated Total Assets" means, as of any date, the sum of (a) all items
      -------------------------
which would be classified as assets of the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP and (b) to the extent not included in the foregoing clause (a), the aggregate net book value of all Receivables transferred to a Securitization Subsidiary or other Person in connection with a Qualified Securitization Transaction.

     "Consolidated Total Debt" means, as of any date, all Funded Debt of the
      -----------------------
members of the Consolidated Group on a consolidated basis determined in accordance with GAAP.

     "Consolidated Total Leverage Ratio" means, as of the end of any fiscal
      ---------------------------------
quarter of the Borrower, the ratio of Consolidated Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date.

     "Contractual Obligation" means, as to any Person, any provision of any
      ----------------------
security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Credit Documents" means this Credit Agreement, the Notes, any Joinder
      ----------------
Agreement, the Administrative Agent's Fee Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time).

     "Credit Party" means any of the Borrower and the Guarantors.
      ------------

     "Default" means any event, act or condition which with notice or lapse of
      -------
time, or both, would constitute an Event of Default.

     "Defaulting Bank" means, at any time, any Bank that, at such time, (i) has
      ---------------
failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement, (ii) has failed to pay by the date when due to the Administrative Agent or any Bank an amount owed by such Bank pursuant to the terms of the Credit Agreement or any other of the Credit Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the Property of which) a receiver, trustee or similar official has been appointed.

     "Dollars" and "$" means dollars in lawful currency of the United States of
      -------       -
America.

     "Domestic Credit Party" means any Credit Party that is incorporated or
      ---------------------
organized under the laws of any State of the United States or the District of Columbia.

     "Domestic Person" means any Person that is incorporated or organized under
      ---------------
the laws of any State of the United States or the District of Columbia.

     "Domestic Property" means any Property that is located within the United
      -----------------
States of America.

     "Domestic Subsidiary" means any Subsidiary that is incorporated or
      -------------------
organized under the laws of any State of the United States or the District of Columbia.

     "Eligible Assignee" means (i) a Bank, (ii) an Affiliate of a Bank (other
      -----------------
than an Affiliate which is a Non-U.S.Person), and (iii) any other Person approved by the

Administrative Agent and, unless an Event of Default has occurred and is continuing at the time of the assignment, the Borrower (such approval by the Borrower and the Administrative Agent not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrower if no objection is received by the Administrative Agent from the Borrower within two Business Days after notice of the proposed assignment has been provided by the Administrative Agent to the Borrower), provided, however, that neither the Borrower nor any Affiliate
                  --------  -------
of the Borrower shall qualify as an Eligible Assignee. The parties hereto agree that it is reasonable for the Borrower to withhold its approval of an assignment to a Non-U.S. Person if such Non-U.S. Person does not provide to the Borrower certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.11 (and the approval of the Borrower shall not be deemed given by the Borrower to an assignment to a Non-U.S. Person if such Non-U.S. Person does not provide to the Borrower certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.11).

     "Eligible Inventory" means, as of any date of determination, the aggregate
      ------------------
book value (based on a FIFO valuation) of all inventory of the Borrower and its Domestic Subsidiaries on a consolidated basis after deducting allowances or reserves relating thereto, as shown on the books and records of the Borrower and its Domestic Subsidiaries.

     "Eligible Receivables" means, as of any date of determination, the
      --------------------
aggregate net book value of all accounts, accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business, owned by or owing to the Borrower and its Domestic Subsidiaries on a consolidated basis after deducting allowances or reserves relating thereto, as shown on the books and records of Borrower and its Domestic Subsidiaries (but excluding, in any event, without duplication, the aggregate net book value of all Receivables transferred to a Securitization Subsidiary or other Person in connection with a Qualified Securitization Transaction).

     "Equity Transaction" means, with respect to any member of the Consolidated
      ------------------
Group, any issuance or sale of shares of its Capital Stock, other than (i) an issuance in connection with a conversion of debt securities to equity, (ii) an issuance in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, (iii) the conversion of Preferred Securities into common stock of the Borrower, and (iv) an issuance of the Capital Stock of the Borrower in connection with an Acquisition permitted hereunder.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA Affiliate" means an entity which is under common control with the
      ---------------
Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Internal Revenue Code.

     "ERISA Event" means (i) with respect to any Plan, the occurrence of a
      -----------
Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to
Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan;
(vii) the conditions for imposition of a lien under Section 302(f) of ERISA against the Borrower or any ERISA Affiliate exist with respect to any Plan; or
(viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

     "Eurodollar Loan" means a Loan which bears interest based on the Eurodollar
      ---------------
Rate.

     "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

     "Eurodollar Reserve Requirement" means, at any time, the maximum rate at
      ------------------------------
which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

     "Event of Default" shall have the meaning assigned to such term in Section
      ----------------
9.

     "Extension of Credit" means, as to any Bank, the making of, or
      -------------------
participation in, a Loan by such Bank (including continuations and conversions thereof) or the issuance or extension of, or participation in, a Letter of Credit by such Bank.

     "Fed Funds Swingline Loan" means a Loan which bears interest based on the
      ------------------------
Applicable Federal Funds Rate.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

     "Fees" means all fees payable pursuant to Section 3.5.
      ----

     "Foreign Person" means any Person that is not a Domestic Person.
      --------------

     "Foreign Property" means any Property that is not a Domestic Property.
      ----------------

     "Funded Debt" means, with respect to any Person, without duplication, (i) the principal amount of all obligations of such Person for borrowed money, (ii) the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) the principal amount of all Support Obligations of such Person with respect to Funded Debt of another Person, (iv) the maximum stated amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder to the extent unreimbursed (other than letters of credit
(A) supporting other Indebtedness of such Person or (B) offset by a like amount of cash or government securities pledged or held in escrow to secure such letter of credit and draws thereunder), (v) the principal amount of all purchase money Indebtedness (including for purposes hereof, indebtedness and obligations in respect of conditional sale or title retention arrangements described in clause
(j) of the definition of "Indebtedness" and obligations in respect of the deferred purchase price of property or services described in clause (c) of the definition of "Indebtedness") of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (vi) the principal amount of all Funded Debt of another Person secured by a Lien on any Property of such Person, whether or not such Funded Debt has been assumed, provided that for purposes hereof the amount of such Funded Debt shall be
--------
limited to the amount of such Funded Debt as to which there is recourse to such Person or the fair market value of the property which is subject to the Lien, if less, (vii) the aggregate net amount of Indebtedness or obligations relating to the sale, contribution or other conveyance of accounts receivable (or similar transaction) (exclusive of intercompany obligations owing between the Securitization Subsidiary and a Credit Party pursuant to a Qualified Securitization Transaction permitted hereunder) regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on a balance sheet in accordance with GAAP, (viii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP, and (ix) the maximum amount of all contingent obligations (including, without limitation, obligations to make earn-out payments) of such Person incurred in connection with Acquisitions permitted under Section 8.4 and Acquisitions consummated prior to the Closing Date. The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt. For purposes hereof, Funded Debt shall also include payments in respect of Funded Debt which constitute current liabilities of the obligor under GAAP but shall exclude the Preferred Securities and the Indebtedness evidenced by the Junior Subordinated Debentures.

     "GAAP" means generally accepted accounting principles in the United States
      ----
applied on a consistent basis and subject to the terms o f Section 1.3.

     "Governmental Authority" means any federal, state, local or foreign court
      ----------------------
or governmental agency, authority, instrumentality or regulatory body.

     "Guarantor" means each Person identified as a "Guarantor" on the signature
      ---------
pages hereto and each Additional Credit Party, together with their successors and permitted assigns.

     "Hedging Agreements" means any interest rate protection agreement or
      ------------------
foreign currency exchange agreement.

     "Indebtedness" means, with respect to any Person, without duplication, (a)
      ------------
all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all Support Obligations of such Person with respect to Indebtedness of another Person, (e) the maximum stated amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder to the extent unreimbursed (other than letters of credit (i) supporting other Indebtedness of such Person or (ii) offset by a like amount of cash or government securities pledged or held in escrow to secure such letter of credit and draws thereunder) ,

(f) the principal portion of all obligations of such Person under Capital Leases, (g) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount
                                   --------
of such Indebtedness shall be limited to the amount of such Indebtedness as to which there is recourse to such Person or the fair market value of the Property which is subject to the Lien, if less, (h) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (i) all obligations of such Person under interest rate protection agreements and foreign currency exchange agreements (including, without limitation, Hedging Agreements), (j) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (k) all preferred stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration at any time prior to the Termination Date, (l) the aggregate net amount of Indebtedness or obligations relating to the sale, contribution or other conveyance of accounts receivable (or similar transaction) (exclusive of intercompany obligations owing between the Securitization Subsidiary and a Credit Party pursuant to a Qualified Securitization Transaction permitted hereunder) regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on a balance sheet in accordance with GAAP, (m) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP, (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Indebtedness, and (o) the maximum amount of all contingent obligations (including, without limitation, obligations to make earn-out payments) of such Person incurred in connection with Acquisitions permitted under Section 8.4 and Acquisitions consummated prior to the Closing Date. For purposes hereof, Indebtedness shall also include payments in respect of Indebtedness which constitute current liabilities of the obligor under GAAP. The Indebtedness of any Person shall not include (a) trade debt incurred in the ordinary course of business and due within twelve months of the incurrence thereof, (b) accrued expenses and (c) accrued pension and retirement plan liabilities to the extent such liabilities would not appear as debt on a balance sheet of such Person in accordance with GAAP.

     "Interbank Offered Rate" means, for any Eurodollar Loan for any Interest
      ----------------------
Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank

Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is
                                    --------  -------
specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "Interest Determination Date" shall have the meaning assigned to such term
      ---------------------------
in the definition of "Applicable Percentage".

     "Interest Payment Date" means (i) as to Base Rate Loans and Fed Funds
      ---------------------
Swingline Loans, the last day of each March, June, September and December and the Termination Date, and (ii) as to Eurodollar Loans, on the last day of each Interest Period for such Loan, the date of repayment and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

     "Interest Period" means, as to Eurodollar Loans, a period of one, two,
      ---------------
three or six months' duration, and also as to Eurodollar Loans of up to $30,000,000, a period of 7-days' duration (provided that no more than one such
                                           --------
Revolving Loan with a 7-day Interest Period may be outstanding at any time), as the Borrower may elect, commencing in each case on the date of the borrowing (including conversions, extensions and renewals); provided, however, (A) if any
                                                  --------  -------
Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as
      ---------------------
amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code shall be construed also to refer to any successor sections.

     "Investment" in any Person means (a) the acquisition (whether for cash,
      ----------
property, services, assumption of Indebtedness, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Support Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person.

     "Issuing Bank" means Bank of America.
      ------------

     "Joinder Agreement" means a Joinder Agreement substantially in the form of
      -----------------
Schedule 7.11 executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.11.

     "Junior Subordinated Debentures" means the junior subordinated convertible
      ------------------------------
deferrable interest debentures issued by the Borrower pursuant to that Junior Subordinated Indenture dated May 13, 1998, the interest payments on which are used to make cash distributions on Preferred Securities.

     "Letter of Credit" means any standby letter of credit issued by the Issuing
      ----------------
Bank for the account of the Borrower in accordance with the terms of Section 2.1(c) .

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement, security interest, encumbrance, lien (statutory or otherwise), preference or priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof) securing or purporting to secure any Indebtedness.

     "Loans" means the Revolving Loans and the Swingline Loans, and the Base
      -----
Rate, Eurodollar Loans and Fed Funds Swingline Loans comprising such Loans.


     "LOC Commitment" means, with respect to the Issuing Bank, the commitment of
      --------------
the Issuing Bank to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount and, with respect to the Banks, the commitment of each Bank to purchase participation interests in the LOC Obligations up to its Revolving Commitment Percentage as provided in Section 2.6(b).

     "LOC Committed Amount" shall have the meaning assigned to such term in
      --------------------
Section 2.1(c).

     "LOC Documents" means, with respect to any Letter of Credit, such Letter of
      -------------
Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents

(whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

     "LOC Obligations" means, at any time, the sum of (i) the maximum amount
      ---------------
which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate
                                                   ----
amount of all drawings under Letters of Credit honored by the Issuing Bank but not theretofore reimbursed by the Borrower.

     "Material Adverse Effect" means a material adverse effect on (i) the
      -----------------------
operations or financial condition of the members of the Consolidated Group, taken as a whole, (ii) the ability of any Credit Party to perform its obligations under the Credit Documents, (iii) the validity or enforceability of any Credit Document or (iv) the rights and remedies of the Banks under the Credit Documents.

     "Material Guarantor" means any Guarantor that, individually, (i) accounts
      ------------------
for more than five percent (5%) of the gross revenues of the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP,
(ii) accounts for more than five percent (5%) of net income of the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP, or (iii) constitutes more than five percent (5%) of Consolidated Total Assets.

     "Materials of Environmental Concern" means any gasoline or petroleum
      ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Moody's" means Moody's Investors Service, Inc., or any successor or
      -------
assignee of the business of such company in the business of rating securities.

     "Multiemployer Plan" means a Plan which is a "multiemployer plan" as
      ------------------
defined in Sections 3(37) or 4001(a)(3) of ERISA.

     "Multiple Employer Plan" means a Plan (other than a Multiemployer Plan)
      ----------------------
which the Borrower or any ERISA Affiliate and at least one employer other than the Borrower or any ERISA Affiliate are contributing sponsors.

     "Non-Guarantor Subsidiaries" means Subsidiaries which are not Guarantors
      --------------------------
(other than any Securitization Subsidiary and any PS Affiliate).

     "Non-U.S. Person" means any Person that is not a United States person
      ---------------
within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

     "Note" or "Notes" means the Revolving Notes, individually or collectively,
      ----      -----
as appropriate.

     "Notice of Borrowing" shall have the meaning assigned to such term in
      -------------------
Section 2.2(a)(i).

     "Notice of Conversion" shall have the meaning assigned to such term in
      --------------------
Section 3.2.

     "Notice of Request of Letter of Credit" shall have the meaning assigned to
      -------------------------------------
such term in Section 2.2(a)(iii).

     "Obligations" means, without duplication, (i) all of the obligations of the Borrower to the Banks (including the Issuing Bank) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Bank, or any affiliate of a Bank, arising under any Hedging Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant
      ----
to Subtitle A of Title IV of ERISA and any successor thereof.

     "Participation Interest" means the purchase by a Bank of a participation in
      ----------------------
LOC Obligations as provided in Section 2.6(b), in Swingline Loans as provided in
Section 2.7 and in Loans as provided in Section 3.14 .

     "Permitted Investments" means Investments which are (i) cash and Cash
      ---------------------
Equivalents; (ii) receivables owing to any member of the Consolidated Group created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments by members of the Consolidated Group in and to Domestic Credit Parties; (iv) Acquisitions permitted under Section 8.4(b)(ii); (v) loans and advances in the ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the members of the Consolidated Group in an aggregate amount not to exceed $3,000,000 at any time outstanding; (vi) Investments (including debt obligations) received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (vii) investments in a Securitization Subsidiary or Special Purpose Vehicle relating to a Qualified Securitization Transaction, (viii) investments in a PS Affiliate of up to $5,000,000 in the aggregate; and (ix) Investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $15,000,000 in the aggregate at any time outstanding.

     "Permitted Liens" means:
      ---------------

     (i) Liens created by or arising under the Credit Documents in favor of the Administrative Agent on behalf of the Banks;

     (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

     (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and
             --------
payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

     (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any member of the Consolidated Group in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30
                          --------
days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

     (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

     (vii) Liens on Property of any Person securing Indebtedness (including Capital Leases and Synthetic Leases) of a Credit Party to the extent permitted under Section 8.1(c);

     (viii) leases or subleases granted to others not interfering in any material respect with the business of any member of the Consolidated Group;

     (ix) any interest or title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

     (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (xi) Liens deemed to exist in connection with Investments in repurchase agreements which constitute Permitted Investments ;

     (xii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

     (xiii) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; and

     (xiv)  Liens existing as of the Closing Date and set forth on Schedule 8.2;
                                                                   ------------
provided that no such Lien shall at any time (A) be extended to or cover any
--------
Property other than the Property subject thereto on the Closing Date and (B) secure any Indebtedness other than the Indebtedness secured thereby on the Closing Date.

     "Person" means any individual, partnership, joint venture, firm,
      ------
corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

     "Plan" means any employee benefit plan (as defined in Section 3(3) of
      ----
ERISA) which is subject to Title IV of ERISA and with respect to which the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

     "Preferred Securities" means pass-through securities, capital securities or
      --------------------
other preferred securities issued by a statutory business trust or other similar special purpose entity owned or controlled by any member of the Consolidated Group the proceeds of which are invested in or exchanged for Junior Subordinated Debentures.

     "Prime Rate" means the rate of interest per annum publicly announced from
      ----------
time to time by Bank of America as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate shall be effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by Bank of America in determining interest rates on certain loans and its not intended to be the lowest rate of interest charged on any extension of credit by Bank of America to any debtor).

                  "Pro Forma Basis" means, for purposes of calculating
                   ---------------
         (utilizing the principles set forth in the second paragraph of Section 1.3) the applicable Pricing Level under the definition of "Applicable Percentage" and determining compliance with each of the financial covenants set forth in Section 7.10, that any transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the annual or quarterly compliance certificate and related financial statements required by Section 7.1(a), (b) or (c), as appropriate. As used herein, "transaction" shall mean (i) any merger or
                                       -----------
         consolidation as referred to in Section 8.4, (ii) any Asset Disposition as referred to in Section 8.5, or (iii) any Acquisition as referred to in Section 8.4. In connection with any calculation of the financial covenants set forth in Section 7.10 upon giving effect to a transaction on a Pro Forma Basis:

                           (A) for purposes of any such calculation in respect
                  of any Asset Disposition referred to in Section 8.5, (1) income statement items (whether positive or negative) attributable to the Property disposed of in such Asset Disposition shall be excluded and (2) any Indebtedness which is retired in connection with such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period; and

                           (B) for purposes of any such calculation in respect
                  of any merger or consolidation referred to in Section 8.4(a) or any Acquisition referred to in Section 8.4(b), (1) any Indebtedness incurred by any member of the Consolidated Group in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, and (2) income statement items (whether positive or negative) attributable to the Property acquired in such transaction or to the Acquisition comprising such transaction, as applicable, shall be included beginning as of the first day of the applicable period.

                  "Pro Forma Compliance Certificate" means a certificate of the
                   --------------------------------
         chief financial officer (or its equivalent) of the Borrower delivered to the Administrative Agent in connection with (i) any merger or consolidation referred to in Section 8.4(a), (ii) any Asset Disposition referred to in Section 8.5, or (iii) any Acquisition referred to in
         Section 8.4(b), as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Consolidated Fixed Charge Coverage Ratio and the Consolidated Total Leverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the annual or quarterly compliance certificate and related financial statements required by Section 7.1(a), (b) or (c), as appropriate.

                  "Property" means any interest in any kind of property or
                   --------
         assets, whether real, personal or mixed, or tangible or intangible.

                  "PS Affiliate" means any trust or other special purpose entity
                   ------------
         which is the issuer of Preferred Securities.

                  "Qualified Securitization Transaction" means any
                   ------------------------------------
         Securitization Transaction provided that (A) no portion of the Indebtedness or any other obligations (contingent or otherwise) under such Securitization Transaction shall be (i) recourse to any member of the Consolidated Group other than pursuant to Standard Securitization Obligations, (ii) supported by Support Obligations of any member of the Consolidated Group other than pursuant to Standard Securitization Obligations, or (iii) secured (directly or indirectly, contingently or otherwise) by any Lien on any Property of any member of the Consolidated Group other than pursuant to Standard Securitization Obligations, (B) the Administrative Agent and the Required Banks shall be reasonably satisfied with the structure thereof and documentation therefor, including the discount at which such accounts receivable are sold or the advance rate against which borrowings are advanced and the applicable termination events which shall, in any event, be consistent with those prevailing in the market for similar transactions, and (C) the accounts receivable purchase agreement or other similar agreements relating thereto shall not be amended or modified in a manner materially adverse to the interests of the Banks (as determined by the Administrative Agent and the Required Banks in their reasonable discretion (including, without limitation, any change in (i) the amount of Securitization Receivables and Receivables Related Assets covered thereby, (ii) the discount rate at which the Securitization Receivables and Receivables Related Assets are sold, (iii) the advance rate against which amounts are advanced, and (iv) the applicable termination events)) except with the prior written consent of the Administrative Agent and the Required Banks. The series of transactions contemplated in the Securitization Agreements, and any refinancing or replacement thereof on terms and conditions no less favorable to the members of the Consolidated Group than the terms of the Securitization Agreements, are Qualified Securitization Transactions.

                  "Receivables" means any right of payment whether constituting
                   -----------
         an account, chattel paper, instrument, general intangible or otherwise, arising from the sale, lease or financing by the Borrower or any Subsidiary of the Borrower of merchandise or rendering of services, and monies due thereunder.

                  "Receivables Related Assets" means (i) any rights arising
                   --------------------------
         under the documentation governing or relating to any Securitization Receivables (including rights in respect of Liens securing such Securitization Receivables and other credit support in respect of such Securitization Receivables), (ii) any proceeds of such Securitization Receivables and any lockboxes or accounts in which such proceeds are deposited, (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Securitization Transaction, (iv) any warranty, indemnity, dilution and other intercompany claim arising out of the documentation evidencing any Qualified Securitization Transaction, and (v) other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

                  "Register" shall have the meaning assigned to such term in
                   --------
         Section 11.3(c).

                  "Regulation D, O, T, U, or X" means Regulation D, O, T, U, or
                   ---------------------------
         X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reportable Event" means any of the events set forth in
                   ----------------
         Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                  "Required Banks" means, at any time, Banks having more than
                   --------------
         fifty percent (50%) of the aggregate Commitments, or if the Commitments have been terminated, Banks having more than fifty percent (50%) of the aggregate principal amount of the Revolving Obligations outstanding (taking into account in each case Participation Interests or obligation to participate therein); provided that the Commitments of, and outstanding principal amount of Revolving Obligations (taking into account Participation Interests therein) owing to, a Defaulting Bank shall be excluded for purposes hereof in making a determination of Required Banks.

                  "Requirement of Law" means, as to any Person, the certificate
                   ------------------
         of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation or ordinance (including, without limitation, Environmental Laws) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material Property is subject.

                  "Responsible Officer" means, with respect to the subject
                   -------------------
         matter of any representation, warranty, covenant, agreement, obligation or certificate of any Credit Party contained in or delivered pursuant to any of the Credit Documents, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President, Vice President, Chief Financial Officer, Treasurer, Controller, or any other officer of the Consolidated Group who in the normal performance of his or her operational responsibilities would have knowledge of such matter and the requirements with respect thereto.

                  "Restricted Payment" by any Person means (i) any dividend or
                   ------------------
         other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of such Person, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving such Person), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of such Person, now or hereafter outstanding (other than dividends or distributions payable in the same class of Capital Stock of such Person or dividends or distributions payable to any Credit Party (directly or indirectly through Subsidiaries)), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person, now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of such Person, now or hereafter outstanding.

                  "Revolving Commitment" means, with respect to each Bank, the
                   --------------------
         commitment of such Bank to make Revolving Loans in an aggregate principal amount outstanding at any time up to such Bank's Revolving Commitment Percentage of the Aggregate Revolving Committed Amount.

                  "Revolving Commitment Percentage" means, with respect to each
                   -------------------------------
         Bank, a fraction (expressed as a percentage) the numerator of which is the Revolving Committed Amount of such Bank at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time. The initial Revolving Commitment Percentage of each Bank is set forth on Schedule 2.1.
                      ------------

                  "Revolving Committed Amount" means, with respect to each Bank,
                   --------------------------
         the amount of such Bank's Revolving Commitment, as such amount may from time to time be reduced in accordance with the provisions hereof. The initial Revolving Committed Amount of each Bank is set forth on
         Schedule 2.1.
         ------------

                  "Revolving Loans" shall have the meaning assigned to such term
                   ---------------
         in Section 2.1.

                  "Revolving Note" means the promissory notes of the Borrower in
                   --------------
         favor of each of the Banks evidencing the Revolving Loans and Swingline Loans in substantially the form attached as Schedule 2.5, individually
                                                     ------------
         or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "Revolving Obligations" the Revolving Loans, the Swingline
                   ---------------------
         Loans and the LOC Obligations.

                  "S&P" means Standard & Poor's Ratings Group, a division of The
                   ---
         McGraw Hill Companies, Inc., and any successor thereof.

                  "Securitization Agreements" means (i) the Amended and Restated
                   -------------------------
         Purchase and Sale Agreement among Owens & Minor Medical, Inc., Stuart Medical, Inc., the Borrower and O&M Funding Corp., dated May 28, 1996, and (ii) the Amended and Restated Receivables Purchase Agreement among O&M Funding Corp., Owens & Minor Medical, Inc., Owens & Minor, Inc. Receivables Capital Corporation and Bank of America National Trust and Savings Association, dated as of May 28, 1996, (iii) the Amended and Restated Parallel Asset Purchase Agreement among O&M Funding Corp., Owens & Minor Medical, Inc., the Borrower, the Parallel Purchasers from time to time parties thereto and Bank of America National Trust and Savings Association, dated as of May 28, 1996 and (iv) such other agreements and documents executed or delivered under or in connection with the aforementioned agreements, as any such agreement referred to in clauses (i) through
         (iv) has been amended, supplemented or otherwise modified prior to the Closing Date and as any such agreement may be amended, supplemented or otherwise modified from time to time after the Closing Date.

                  "Securitization Receivables" shall have the meaning given to
                   --------------------------
         such term in the definition of "Securitization Transaction".

                  "Securitization Subsidiary" means (a) O&M Funding Corp. and
                   -------------------------
         (b) any other wholly owned Subsidiary which engages in no activities other than those reasonably related to or in connection with the entering into of Securitization Transactions and which is designated by the Board of Directors of the Borrower (as provided below) as a Securitization Subsidiary; provided that no member of the Consolidated
                                    --------
         Group (i) shall provide credit support to such Securitization Subsidiary, (ii) shall have any contract, agreement, arrangement or understanding with such Securitization Subsidiary other than on terms that are fair and reasonable and that are no less favorable to such member of the Consolidated Group than could be obtained from an unrelated Person (other than representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Securitization Receivables to such Securitization Subsidiary) and (iii) no member of the Consolidated Group shall have any obligation to maintain or preserve such Securitization Subsidiary's financial condition or to cause such Securitization Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower (other than with respect to O&M Funding Corp.) shall be evidenced to the Administrative Agent and each Bank by filing with the Administrative Agent and each Bank a certified copy of the resolutions of the Board of Directors of the Borrower giving effect to such designation.

                  "Securitization Transaction" means any financing transaction
                   --------------------------
         or series of financing transactions that have been or may be entered into by a member of the Consolidated Group pursuant to which such member of the Consolidated Group may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment (the "Securitization Receivables") (whether
                                         --------------------------
         such Securitization Receivables are then existing or arising in the future) of such member of the Consolidated Group, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

                  "Senior Subordinated Notes" means those $150,000,000 10.875%
                   -------------------------
         Senior Subordinated Notes of the Borrower due 2006.

                  "Single Employer Plan" means any Plan which is covered by
                   --------------------
         Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Special Purpose Vehicle" means a trust, partnership or other
                   -----------------------
         entity established by any member of the Consolidated Group to implement a Qualified Securitization Transaction.

                  "Standard Securitization Obligations" means representations,
                   -----------------------------------
         warranties, covenants, indemnities and other obligations entered into by any member of the Consolidated Group which are reasonably customary in asset securitization transactions involving accounts receivable.

                  "Standby Letter of Credit Fee" shall have the meaning assigned
                   ----------------------------
         to such term in Section 3.5(c)(i).

                  "Subordinated Debt" means (i) the Indebtedness evidenced by
                   -----------------
         the Senior Subordinated Notes, (ii) the Indebtedness evidenced by the Junior Subordinated Debentures and (iii) any other Indebtedness which by its terms is specifically subordinated in right of payment to the prior payment of the Obligations on terms and conditions which are, and evidenced by documentation which is, satisfactory to the Required Banks.

                  "Subsidiary" means, as to any Person, (i) any corporation more
                   ----------
         than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than 50% equity interest at any time. Except as otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower; provided, however, that any Special Purpose Vehicle shall not
                   --------  -------
         be considered to be a Subsidiary of the Borrower for purposes of this Credit Agreement.

                  "Support Obligations" means, with respect to any Person,
                   -------------------
         without duplication, any obligations of such Person (other than (i) endorsements in the ordinary course of business of negotiable instruments for deposit or collection and (ii) Standard Securitization Obligations relating to Qualified Securitization Transactions) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor,
         (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness against loss in respect thereof, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Support Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Support Obligation is made.

                  "Swingline Commitment" means, with respect to the Swingline
                   --------------------
         Bank, the commitment of the Swingline Bank to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount and, with respect to the Banks, the commitment of each Bank to purchase participation interests in the Swingline Loans up to its Revolving Commitment Percentage as provided in Section 2.1(b).

                  "Swingline Committed Amount" shall have the meaning assigned
                   --------------------------
         to such term in Section 2.1(b).

                  "Swingline Bank" means Bank of America.
                   --------------

                  "Swingline Loan" shall have the meaning given to such term in
                   --------------
         Section 2.1(b).

                  "Termination Date" means the earlier of (i) April 24, 2003 or
                   ----------------
         such later date as to which all of the Banks may in their sole discretion by written consent agree or (ii) the date on which the Commitments terminate in accordance with the provisions of this Credit Agreement.

                  "Threshold Requirement" shall have the meaning assigned to
                   ---------------------
         such term in Section 7.11.

                  "Total Consideration" means cash and non-cash consideration,
                   -------------------
         any assumption of Indebtedness, the maximum amount of any contingent payment (including, without limitation, earn-out payments) and the fair value of any Capital Stock of the Borrower issued to the seller of the Capital Stock or Property acquired in an Acquisition.

                  "Utilization Fee" shall have the meaning assigned to such term
                   ---------------
         in Section 3.5(b).

                  "Voting Stock" means, with respect to any Person, the voting
                   ------------
         stock or other securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

1.2      Computation of Time Periods.
         ---------------------------

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

1.3      Accounting Terms.
         ----------------

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the annual audited financial statements referenced in Section 6.7(i)); provided, however, if (a) the Borrower shall object to determining such
         --------  -------
compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Banks shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Banks as to which no such objection shall have been made.

         Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.10 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis"), (i) in connection with any Asset Disposition referred to in Section 8.5, (A) income statement items (whether positive or negative) attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and
(ii) in connection with any merger or consolidation referred to in Section 8.4(a) or any Acquisition referred to Section 8.4(b), (A) income statement items attributable to the Person or Property acquired shall, to the extent not otherwise included in such income statement items for the members of the Consolidated Group in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, be included to the extent relating to any period applicable in such calculations, (B) Indebtedness of the Person or Property acquired shall be deemed to have been incurred as of the first day of the applicable period and (C) pro forma adjustments may be included to the extent that such adjustments would be permitted under GAAP and give effect to items that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Group and (z) factually supportable.

                                   SECTION 2

                               CREDIT FACILITIES

2.1      Commitments.
         -----------

         (a) Revolving Commitments. During the Commitment Period, subject to the
             ---------------------
terms and conditions hereof, each Bank severally agrees to make revolving credit loans (the "Revolving Loans") in Dollars to the Borrower for the purposes
            ---------------
hereinafter set forth; provided, however, that (i) with regard to the Banks
                       --------  -------
collectively, the aggregate principal amount of Revolving Obligations outstanding shall not at any time exceed the lesser of (A) TWO HUNDRED TWENTY-FIVE MILLION DOLLARS ($225,000,000) (as such aggregate maximum amount may be reduced from time to time as hereinafter provided, the "Aggregate Revolving
                                                           -------------------
Committed Amount") or (B) the Borrowing Base, and (ii) with regard to each Bank
----------------
individually, each Bank's Revolving Commitment Percentage of Revolving Obligations outstanding shall not at any time exceed the lesser of (A) such Bank's Revolving Committed Amount or (B) such Bank's Revolving Commitment Percentage of the Borrowing Base. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans (or a combination thereof), as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

         (b) Swingline Commitment. During the Commitment Period, subject to the
             --------------------
terms and conditions hereof, the Swingline Bank, in its individual capacity, agrees to make certain revolving credit loans (the "Swingline Loans") in Dollars
                                                    ---------------
to the Borrower for the purposes hereinafter set forth; provided, however, (i)
                                                        --------  -------
the aggregate principal amount of Swingline Loans outstanding shall not at any time exceed FIFTY MILLION DOLLARS ($50,000,000) (the "Swingline Committed
                                                      -------------------
Amount"), (ii) with regard to the Banks collectively, the aggregate principal
------
amount of Revolving Obligations outstanding shall not at any time exceed the lesser of (A) the Aggregate Revolving Committed Amount or (B) the Borrowing Base, and (iii) with regard to each Bank individually, each Bank's Revolving Commitment Percentage of Revolving Obligations outstanding shall not at any time exceed the lesser of (A) such Bank's Revolving Committed Amount or (B) such Bank's Revolving Commitment Percentage of the Borrowing Base. Swingline Loans hereunder may consist of Base Rate Loans or Fed Funds Swingline Loans (or a combination thereof), as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

         (c) Letter of Credit Commitment. During the Commitment Period, subject
             ---------------------------
to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Issuing Bank may reasonably require, the Issuing Bank shall issue, and the Banks shall participate severally in, such Letters of Credit in Dollars on a sight basis as the Borrower may request, in form acceptable to the Issuing Bank, for the purposes hereinafter set forth; provided that (i) the aggregate amount of LOC Obligations shall not at any time
--------
exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "LOC Committed Amount"), (ii)
                                                   --------------------
with regard to the Banks collectively, the aggregate principal amount of Revolving Obligations outstanding shall not at any time exceed the lesser of (A) the Aggregate Revolving Committed Amount or (B) the Borrowing Base, and (iii) with regard to each Bank individually, each Bank's Revolving Commitment Percentage of Revolving Obligations outstanding shall not at any time exceed the lesser of (A) such Bank's Revolving Committed Amount or (B) such Bank's Revolving Commitment Percentage of the Borrowing Base. Letters of Credit issued hereunder shall have an expiry date not more than one year from the date of issuance or extension, and may not extend beyond the date five (5) Business Days prior to the Termination Date.

2.2      Method of Borrowing.
         -------------------

         (a)      Notice of Request for Extensions of Credit. The Borrower shall
                  ------------------------------------------
request an Extension of Credit as follows:

                  (i)    Revolving Loans. In the case of Revolving Loans, the
                         ---------------
         Borrower shall give telephone notice promptly confirmed in writing to the Administrative Agent (a "Notice of Borrowing") not later than 12:00
                                      -------------------
         Noon (Charlotte, North Carolina time) on the Business Day of the requested advance in the case of Base Rate Loans and on the third Business Day prior to the date of the requested advance in the case of Eurodollar Loans. Each Notice of Borrowing shall be irrevocable and shall specify (i) that a Revolving Loan is requested, (ii) the date of the requested advance (which shall be a Business Day), (iii) the aggregate principal amount of Revolving Loans requested, and (iv) whether the Revolving Loans requested shall consist of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Periods with respect thereto. A form of Notice of Borrowing is attached hereto as Schedule 2.2(a)(i). The
                                            ------------------
         Administrative Agent shall as promptly as practicable give each Bank notice of each requested Revolving Loan advance, of such Bank's pro rata share thereof and of the other matters covered in the Notice of Borrowing. If each Bank makes its pro rata share of the requested Revolving Loan advance to the Administrative Agent by 2:00 p.m. (Charlotte, North Carolina time) on the date of the requested Revolving Loan advance, the Administrative Agent shall initiate the transfer of funds representing the Revolving Loan advance to the Borrower by 2:30 p.m. (Charlotte, North Carolina time) on such date.

                  (ii)   Swingline Loans. In the case of Swingline Loans, the
                         ---------------
         Borrower shall give telephone notice promptly confirmed in writing to the Swingline Bank (with a copy to the Administrative Agent) not later than 12:00 Noon (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day), (C) the aggregate principal amount of the Swingline Loan advance requested and (D) whether the Swingline Loan shall consist of Base Rate Loans, Fed Funds Swingline Loans or a combination thereof. A form of Notice of Borrowing is attached hereto as Schedule 2.2(a)(i). The Swingline Bank shall initiate the transfer
            ------------------
         of funds representing the Swingline Loan advance to the Borrower by 1:30 p.m. (Charlotte, North Carolina time) on the Business Day specified by the Borrower in the applicable Notice of Borrowing.

                  (iii)  Letters of Credit. In the case of the issuance or
                         -----------------
         extension of a Letter of Credit, the Borrower shall give telephone notice promptly confirmed in writing to the Issuing Bank with a copy to the Administrative Agent (a "Notice of Request of Letter
                                      ---------------------------
     of Credit") not later than 11:00 A.M. (Charlotte, North Carolina time) on
     ---------
     the third Business Day prior to the date of the requested issuance or extension (or such shorter period as may be agreed by the Issuing Bank). Each Notice of Request of Letter of Credit shall be irrevocable and shall specify, among other things, (A) that a Letter of Credit is requested, (B) the date of the requested issuance or extension, (C) the type, amount, expiry date and terms on which the Letter of Credit is to be issued or extended, and (D) the beneficiary. A form of Notice of Request for Letter of Credit is attached as Schedule 2.2(a)(iii).
                              --------------------

     (b)   Minimum Amounts. Each Eurodollar Loan shall be in a minimum aggregate
           ---------------
principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Each Base Rate Loan (other than a Base Rate Loan comprising a Swingline
Loan) shall be in a minimum aggregate principal amount of $5,000,000 (or, if less, the remaining amount of the Aggregate Revolving Committed Amount) and in integral multiples of $1,000,000 in excess thereof. Each Swingline Loan advance shall be in a minimum principal amount of $250,000 (or, if less, the remaining amount of the Swingline Committed Amount) and in integral multiples of $100,000 in excess thereof.

     (c)   Information Not Provided. If in connection with any request for a
           ------------------------
Revolving Loan, the Borrower shall fail to specify (i) an applicable Interest Period in the case of a Eurodollar Loan, the Borrower shall be deemed to have requested an Interest Period of one month, or (ii) the type of loan requested, the Borrower shall be deemed to have requested a Base Rate Loan. If in connection with any request for a Swingline Loan, the Borrower shall fail to specify the type of Swingline Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan.

     (d)   Maximum Number of Eurodollar Loans. The Revolving Loans may be
           ----------------------------------
comprised of no more than ten (10) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

2.3  Interest.
     --------

     Subject to Section 3.1, the Loans shall bear interest at a per annum rate, payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), as follows:

     (a)   Revolving Loans.
           ---------------

           (i)   Base Rate Loans. During such periods as Revolving Loans shall
                 ---------------
     consist of Base Rate Loans, the sum of the Base Rate plus the Applicable
                                                          ----
     Percentage; and

           (ii)  Eurodollar Loans. During such periods as Revolving Loans shall
                 ----------------
     consist of Eurodollar Loans, the sum of the Eurodollar Rate plus the
                                                                 ----
     Applicable Percentage.

     (b)   Swingline Loans.
           ---------------

           (i)   Base Rate Loans. During such periods as Swingline Loans shall
                 ---------------
     consist of Base Rate Loans, the sum of the Base Rate plus the Applicable
                                                          ----
     Percentage; and

           (ii)  Fed Funds Swingline Loans. During such period as Swingline
                 -------------------------
     Loans shall consist of Fed Funds Swingline Loans, the sum of the Applicable Federal Funds Rate plus the Applicable Percentage.
                                   ----

2.4  Repayment.
     ---------

     (a)   Revolving Loans.  The principal amount of all Revolving Loans shall
           ---------------
be due and payable in full on the Termination Date.

     (b)   Swingline Loans. The principal amount of each Swingline Loan shall be
           ---------------
due and payable on the earliest of (A) the date thirty (30) days from the date of advance thereof, (B) the date of the next Revolving Loan advance, or (C) the Termination Date. If, and to the extent, any Swingline Loan advances shall be outstanding on the date of any Revolving Loan advance, such Swingline Loans shall first be repaid from the proceeds of such Revolving Loan advance prior to distribution of such Revolving Loan advance to the Borrower. If, and to the extent, Revolving Loans are not requested prior to the Termination Date or the end of any such 30 day period from the date of any such Swingline Loan advance, the Borrower shall be deemed to have requested a Revolving Loan comprised solely of Base Rate Loans in the amount of such Swingline Loan advance then outstanding, the proceeds of which shall be used to repay the Swingline Bank for such Swingline Loan.

2.5  Notes.
     -----

     The Revolving Loans and the Swingline Loans shall be evidenced by the Revolving Notes.

2.6  Additional Provisions relating to Letters of Credit.
     ---------------------------------------------------

     (a)   Reports. The Issuing Bank will provide to the Administrative Agent at
           -------
least monthly, and more frequently upon request, a detailed summary report on all Letters of Credit and the activity thereon, in form and substance acceptable to the Administrative Agent. In addition, the Issuing Bank will provide to the Administrative Agent for dissemination to the Banks (i) upon the issuance or amendment of a Letter of Credit, a detailed summary report on such Letter of Credit, including, among other things, the Credit Party for whose account the Letter of Credit is issued, the beneficiary, the face amount, and the expiry date, and (ii) at least quarterly, and more frequently upon request, a detailed summary report on all Letters of Credit and the activity thereon, including, among other things, the Credit Party for whose account the Letter of Credit is issued, the beneficiary, the face amount, and the expiry date. The Issuing Bank will provide copies of the Letters of Credit to the Administrative Agent and the Banks promptly upon request.

     (b)   Participation. Upon issuance of a Letter of Credit, each Bank shall
           -------------
be deemed to have purchased without recourse a risk participation from the Issuing Bank in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on its Revolving Commitment Percentage) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Bank therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit, each Bank shall pay to the Issuing Bank its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Bank of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank under any Letter of Credit, together with interest as hereinafter provided.

     (c)   Reimbursement. In the event of any drawing under any Letter of
           -------------
Credit, the Issuing Bank will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Bank that the Borrower intends to otherwise reimburse the Issuing Bank for such drawing, the Borrower shall be deemed to have requested that the Banks make a Revolving Loan in the amount of the drawing as provided in subsection (d) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Bank on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Bank, the Administrative Agent, the Banks, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Bank will promptly notify the other Banks of the amount of any unreimbursed drawing and each Bank shall promptly pay to the Administrative Agent for the account of the Issuing Bank in Dollars and in immediately available funds, the amount of such Bank's Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Bank from the Issuing Bank if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Bank does not pay such amount to the Issuing Bank in full upon such request, such Bank shall, on demand, pay to the Administrative Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Bank pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Bank is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Bank's obligation to make such payment to the Issuing Bank, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Bank to the Issuing Bank, such Bank shall, automatically and without any further action on the part of the Issuing Bank or such Bank, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Bank) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

     (d)   Repayment with Revolving Loans. On any day on which the Borrower
           ------------------------------
shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Banks that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.2 with respect thereto) shall be immediately made to the Borrower by all Banks (notwithstanding any termination of the Commitments pursuant to
Section 9.2) pro rata based on the respective Revolving Commitment Percentages
             --- ----
of the Banks (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Bank for application to the respective LOC Obligations. Each such Bank hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum
---------------
amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any Credit Party), then each such Bank hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Bank such participation in the outstanding LOC Obligations as shall be necessary to cause each such Bank to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Banks (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that in the event such payment
       --------
is not made on the date due, such Bank shall pay in addition to the Issuing Bank interest on the amount of its unfunded Participation Interest at a rate equal to, if paid within two (2) Business Days of the date due, the Federal Funds Rate, and thereafter at the Base Rate.

     (e)   Designation of other Credit Parties as Account Parties.
           ------------------------------------------------------
Notwithstanding anything to the contrary set forth in this Credit Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Credit Party other than the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

     (f)   Renewal, Extension. The renewal or extension of any Letter of Credit
           ------------------
shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

     (g)   Uniform Customs and Practices. The Issuing Bank may have the Letters
           -----------------------------
of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

     (h)   Indemnification; Nature of Issuing Bank's Duties.
           ------------------------------------------------

           (i) In addition to its other obligations under this Section 2.6, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").
      ----------------

           (ii) As between the Borrower and the Issuing Bank, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Bank shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers hereunder.

           (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. The Issuing Bank shall not, in any way, be liable for any failure by the Issuing Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Bank.

           (iv) Nothing in this subsection (h) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (h) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Bank to enforce any right, power or benefit under this Credit Agreement.

           (v) Notwithstanding anything to the contrary contained in this subsection (h), the Borrower shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank (A) arising solely out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (B) caused by the Issuing Bank's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

     (i)   Responsibility of Issuing Bank. It is expressly understood and
           ------------------------------
agreed that the obligations of the Issuing Bank hereunder to the Banks are only those expressly set forth in this Credit Agreement and that the Issuing Bank shall be entitled to assume that the conditions precedent set forth in Section
5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing
                                                 --------  -------
set forth in this Section 2.6 shall be deemed to prejudice the right of any Bank to recover from the Issuing Bank any amounts made available by such Bank to the Issuing Bank pursuant to this Section 2.6 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Bank.

     (j)   Conflict with LOC Documents. In the event of any conflict between
           ---------------------------
this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

2.7  Additional Provisions relating to Swingline Loans.
     -------------------------------------------------

     The Swingline Bank may, at any time, in its sole discretion, by written notice to the Borrower and the Banks, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand
                                    --------  -------
shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in
Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Bank hereby irrevocably agrees to make its Revolving Commitment Percentage of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not
                   ---------------
comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or
(VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Bank hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Bank to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 9.2), provided
                                                                       --------
that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective Participation Interest is funded and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Swingline Bank, to the extent not paid to the Swingline Bank by the Borrower in accordance with the terms of Section 2.3(b), interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Rate.

                                   SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITY
                 --------------------------------------------

3.1  Default Rate.
     ------------

     Upon the occurrence, and during the continuance, of an Event of Default described in Section 9.1(a), (i) the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Base Rate plus the Applicable Percentage plus 2%) and (ii) the Standby Letter of
          ----                           ----
Credit Fee shall accrue at a per annum rate 2% greater than the rate which would otherwise be applicable.

3.2  Conversion.
     ----------

     The Borrower shall have the option, on any Business Day, to extend existing Eurodollar Loans into a subsequent Interest Period or to convert Revolving Loans of one type into Revolving Loans of another type; provided, however, that (i)
                                                  --------  -------
except as provided in Section 3.7, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Revolving Loans extended as, or converted into, Eurodollar Loans shall be in such minimum amounts as provided in Section 2.2(b), and (iv) any request for extension of or conversion to a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent (a "Notice of
                                                      ---------
Extension/Conversion") prior to 10:00 A.M. (Charlotte, North Carolina time) on
--------------------
the Business Day of, in the case of Base Rate Loans, and on the third Business Day prior to, in the case of Eurodollar Loans, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Revolving Loans to be so extended or converted, the types of Revolving Loans into which such Revolving Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be deemed to be a reaffirmation by the Borrower that no Default or Event of Default then exists and is continuing and that the representations and warranties set forth in Section 5 are true and correct in all material respects (except to the extent they relate to an earlier period). In the event the Borrower fails to request extension of or conversion to any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Revolving Loans shall be automatically converted into Base Rate Loans at the end of their Interest Period or remain as Base Rate Loans, as the case may be. The Administrative Agent shall give each Bank notice as promptly as practicable of any such proposed conversion affecting any Revolving Loans.

3.3  Termination of Commitments.
     --------------------------

     The Borrower may from time to time permanently reduce the Aggregate Revolving Committed Amount in whole or in part (in minimum principal amounts of $10,000,000 and in integral multiples of $1,000,000 in excess thereof) upon three (3) Business Days' prior written notice to the Administrative Agent provided that after giving effect to any voluntary reduction the aggregate
--------
amount of Revolving Obligations shall not exceed the Aggregate Revolving Committed Amount, as reduced.

3.4  Prepayments.
     -----------

     (a)   Voluntary Prepayments. The Borrower shall have the right to prepay
           ---------------------
Loans in whole or in part from time to time without premium or penalty; provided, however, that (A) Eurodollar Loans may only be prepaid (y) on the last day of the Interest Period applicable thereto or (z) on a day that is not the last day of an Interest Period applicable thereto if the Borrower pays to the applicable Banks any amounts due under Section 3.12, and (B) each such partial prepayment shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or the amount then outstanding, if less). Amounts prepaid on the Loans may be reborrowed in accordance with the provisions hereof.

     (b)   Mandatory Prepayments. If at any time (i) the aggregate principal
           ---------------------
amount of Revolving Obligations shall exceed the lesser of (A) the Aggregate Revolving Committed Amount or (B) the Borrowing Base, (ii) the aggregate principal amount of Swingline Loans shall exceed the Swingline Committed Amount, or (iii) the aggregate principal amount of LOC Obligations shall exceed the LOC Committed Amount, then in any such instance the Borrower shall immediately make payment on the Loans and/or to a cash collateral account in respect of LOC Obligations in an amount sufficient to eliminate the difference.

     (c)   Application. Unless otherwise specified by the Borrower, prepayments
           -----------
on the Revolving Obligations shall be applied first to Fed Funds Rate Swingline Loans, then to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period.

     (d)   Notice. The Borrower will provide notice to the Administrative Agent
           ------
of any prepayment by 10:00 a.m. (Charlotte, North Carolina time) on the date of prepayment.

3.5  Fees.
     ----

     (a)   Commitment Fee. In consideration of the Commitments, the Borrower
           --------------
agrees to pay to the Administrative Agent for the ratable benefit of the Banks a commitment fee (the "Commitment Fee") for the period from the Closing Date to
                     --------------
the Termination Date equal to the Applicable Percentage per annum on the average daily unused amount of the Aggregate Revolving Committed Amount for the applicable period. The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof) beginning with the first such date to occur after the Closing Date and on the Termination Date. For purposes of computation of the

Commitment Fee, (a) LOC Obligations shall be counted toward and considered usage of the Aggregate Revolving Committed Amount and (b) Swingline Loans shall not be counted toward nor considered usage of the Aggregate Revolving Committed Amount.

     (b)   Utilization Fee. In consideration of the Commitments, during any
           ---------------
period that the unused amount of the Aggregate Revolving Committed Amount is less than fifty percent (50%) of the Aggregate Revolving Committed Amount, the Borrower agrees to pay (in addition to the Commitment Fee) to the Administrative Agent for the ratable benefit of the Banks a utilization fee (the "Utilization
                                                                   -----------
Fee") equal to the Applicable Percentage per annum on the average daily
---
outstanding principal amount of the Revolving Obligations for such period. The Utilization Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof) beginning with the first such date to occur after the Closing Date and on the Termination Date. For purposes of computation of the Utilization Fee, LOC Obligations and Swingline Loans shall be counted toward and considered usage of the Aggregate Revolving Committed Amount.

     (c)   Letter of Credit Fees.
           ---------------------

           (i)   Standby Letter of Credit Issuance Fee. In consideration of
                 -------------------------------------
     the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Bank a fee (the "Standby Letter of Credit Fee") on such Bank's Revolving Commitment
      ----------------------------
     Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to and including the date of expiration equal to the Applicable Percentage. The Standby Letter of Credit Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof) beginning with the first such date to occur after the Closing Date and on the Termination Date.

           (ii) Issuing Bank Fees. In addition to the Standby Letter of
                -----------------
     Credit Fee, the Borrower promises to pay to the Administrative Agent for the account of the Issuing Bank without sharing by the other Banks (i) a letter of credit fronting fee of one-eighth of one percent (0.125%) on the average daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration and (ii) the customary charges from time to time of the Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit. The fronting fee shall be payable upon the issuance of each Letter of Credit and the customary charges shall be payable upon demand by the Issuing Bank.

     (d)   Administrative Agent's Fee. The Borrower agrees to pay to the
           --------------------------
Administrative Agent, for its own account, the administrative and other fees referred to in the Administrative Agent's Fee Letter.

3.6      Capital Adequacy.
         ----------------

         If any Bank has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's (including, for purposes hereof, the parent company of such Bank) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then, upon notice from such Bank to the Borrower, the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Such notice shall be accompanied by a statement as to the amount of such compensation and include a reasonably detailed summary of the basis for such demand with reasonably detailed calculations. Each determination by any such Bank of amounts owing under this Section shall be reasonable and shall, absent manifest error, be conclusive and binding on the parties hereto.

3.7      Limitation on Eurodollar Loans.
         ------------------------------

         If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market arising after the Closing Date, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Banks determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Banks of funding Eurodollar Loans for such Interest Period (other than any such determination based on Taxes);

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Loans, continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans.

3.8      Illegality.
         ----------

         Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Bank (or its Applicable Lending Office) to make, maintain, or fund Eurodollar Loans hereunder, then such Bank shall promptly notify the Borrower thereof and such Bank's obligation to make or continue Eurodollar Loans and to convert Base Rate Loans into Eurodollar

Loans shall be suspended until such time as such Bank may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).

3.9      Requirements of Law.
         -------------------

         If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                  (i) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than (A) the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate and (B) Taxes) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office), including the Commitment of such Bank hereunder; or

                  (ii) shall impose on such Bank (or its Applicable Lending Office) or the London interbank market any other condition (other than taxes) affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Bank within thirty days of demand therefor such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank to make or continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such
             --------
Bank to receive the compensation so requested. Each Bank shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this
Section 3.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder (including a reasonably detailed summary of the basis for such amounts with reasonably detailed calculations) which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

3.10     Treatment of Affected Loans.
         ---------------------------

         If the obligation of any Bank to make any Eurodollar Loan or to continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Bank's Eurodollar Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 3.8 hereof, on such earlier date as such Bank may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Bank's Eurodollar Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or continued by such Bank as Eurodollar Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Bank that would otherwise be converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Bank gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section
3.10 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

3.11     Taxes.
         -----

         (a) Except as otherwise expressly provided herein, any and all payments by any Credit Party to or for the account of any Bank (whether or not a signatory hereof) or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case
                                                        ---------
of each Bank and the Administrative Agent, taxes imposed on, or measured by, its income or gross receipts, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or conducts business, or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by law to deduct
                -----
or withhold any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Bank or the Administrative Agent,
(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.11) such Bank or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions and withholdings, and (iii) such Credit Party shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise similarly with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").
                                      -----------

         (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including, penalties, interest, and expenses) arising therefrom or with respect thereto, except with respect to any Bank or the Administrative Agent, as the case may be, for such liability arising from such Bank's or the Administrative Agent's, as the case may be, gross negligence or willful misconduct.

         (d) Each Bank that is a Non-U.S. Person shall provide, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Bank remains lawfully able to do so), the Borrower and the Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service,
(iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue
Code), certifying that such Bank is entitled to an exemption from tax on payments pursuant to this Credit Agreement or any of the other Credit Documents and/or (iv) any other forms or documents relating to the status of such Bank reasonably requested by the Borrower.

         (e) For any period with respect to which a Bank has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to
Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), then, notwithstanding any other provision of this
Section 3.11, such Bank shall not be entitled to additional payment or indemnification under Section 3.11(a), 3.11(b) or 3.11(c) with respect to Taxes imposed by the United States; provided,
                              --------
however, that should a Bank, which is otherwise exempt from or subject to a
-------
reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If any Credit Party is required to pay additional amounts to or for the account of any Bank pursuant to this Section 3.11, then such Bank will agree to file any certificates or documents reasonably requested in writing by a Credit Party or to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce to the greatest extent possible any such additional payment which may thereafter accrue if such change, in the good faith judgment of such Bank, is not otherwise disadvantageous to such Bank.

         (g) Within thirty (30) days after the date of any payment of Taxes by any Credit Party, the applicable Credit Party shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

         (h) If the Administrative Agent or any Bank requests indemnification or compensation for Taxes or Other Taxes pursuant to this Section 3.11 more than 90 days after the earlier of (i) the date on which the Administrative Agent or such Bank, as the case may be, makes payment of such Taxes or Other Taxes, and (ii) the date on which the appropriate Governmental Authority makes written demand on the Administrative Agent or such Bank, as the case may be, for payment of such Taxes or Other Taxes, then the Borrower shall not be obligated to indemnify or reimburse the Bank for such Taxes or Other Taxes.

         (i) If the Administrative Agent or any Bank determines that it has received a refund, credit or reduction in respect of any Taxes or Other Taxes for which the Administrative Agent or such Bank, as the case may be, has received payment from the Borrower or for which any Credit Party has made payments pursuant to this Section 3.11, then the Administrative Agent or such Bank, as the case may be, shall, within 45 days after receipt of such refund, credit or reduction, pay to the Borrower the amount of such refund, credit or reduction (net of any reasonable out-of-pocket expenses of the Administrative Agent or such Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund, credit or reduction)), provided, however, that (i) the Administrative
                               --------  -------
Agent or such Bank, as the case may be, acting in good faith will be the sole judge of the amount of any such refund, credit or reduction and of the date on which such refund, credit or reduction is received, (ii) the Administrative Agent or such Bank, as the case may be, acting in good faith shall have the absolute discretion as to the order and manner in which it employs or claims tax refund, credits, reductions and allowances available to it, (iii) the Borrower agrees to repay to the Administrative Agent or such Bank, as the case may be, upon written request from the Administrative Agent or such Bank, the amount of such refund, credit or reduction received by the Borrower, in the event, and to the extent, the Administrative Agent or such Bank is required to repay such refund, credit or reduction to any relevant Governmental Authority, and (iv) neither the Administrative Agent nor any Bank shall be required to make available to any Credit Party (or any representative of any Credit Party) its tax returns or any other information relating to its taxes and the computation thereof.

         (j) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments and this Agreement.

3.12     Compensation.
         ------------

         Upon the request of any Bank, the Borrower shall pay to such Bank such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or conversion of a Eurodollar Loan for any reason (including, without limitation, (i) in connection with any assignment by Bank of America pursuant to Section 11.3(b) as part of the primary syndication of the Loans during the 90-day period immediately following the Closing Date and (ii) the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         Section 5 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (b) the amount of interest (as reasonably determined by such Bank) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

3.13     Pro Rata Treatment.
         ------------------

         Except to the extent otherwise provided herein:

                  (a) Loans and Letters of Credit. Each Revolving Loan advance,
                      ---------------------------
         each payment or prepayment of principal of any Revolving Loan (other than Swingline Loans) or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Commitment Fees, each payment of Utilization Fees, each payment of the Standby Letter of Credit Fee, each reduction of the Aggregate Revolving Committed Amount and each conversion or extension of any Revolving Loan (other than Swingline Loans), shall be allocated pro rata among the Banks in accordance with the respective Revolving Commitment Percentages.

                  (b) Advances. No Bank shall be responsible for the failure or
                      --------
         delay by any other Bank in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Bank
                                --------  -------
         to fulfill its obligations hereunder shall not relieve any other Bank of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Bank prior to the date of any requested borrowing that such Bank does not intend to make available to the Administrative Agent its ratable share of such borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of such borrowing, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Bank, if paid within two (2) Business Days of the date such amount was made available by the Administrative Agent to the Borrower, the Federal Funds Rate and thereafter at a rate equal to the Base Rate.

3.14     Sharing of Payments.
         -------------------

         The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Bank under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Bank shall promptly purchase from the other Banks a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Banks share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Bank whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Bank so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Bank were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Bank or the Administrative Agent shall fail to remit to the Administrative Agent or any other Bank an amount payable by such Bank or the Administrative Agent to the Administrative Agent or such other Bank pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Bank at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks under this Section 3.14 to share in the benefits of any recovery on such secured claim.

3.15     Payments, Computations, Etc.
         ---------------------------

         (a) Generally. Except as otherwise specifically provided herein, all
             ---------
payments made by a Credit Party hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in Section 11.1 not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with the Administrative Agent (with notice to the Borrower or such other Credit Party). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Banks in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of
Section 3.13(a)). The Administrative Agent will distribute such payments to such Banks, if any such payment is received prior to 2:00 P.M. (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Banks on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         (b) Allocation of Payments After Event of Default. Notwithstanding any
             ---------------------------------------------
other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received on or in respect of the Obligations (or other amounts owing under the Credit Documents in connection therewith) shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights and remedies of the Banks under the Credit Documents made with respect thereto;

                  SECOND, to payment of any fees owed to the Administrative
                  Agent;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Banks hereunder in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Bank;

                  FOURTH, to the payment of all accrued interest and fees on or in respect of the Obligations;

                  FIFTH, to the payment of the outstanding principal amount of the Obligations hereunder (including the payment or cash collateralization of the outstanding LOC Obligations);

                  SIXTH, to all other Obligations hereunder and other obligations which shall have become due and payable under the Credit Documents otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to the Borrower.

         In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) except as otherwise provided, the Banks shall receive amounts ratably in accordance with their respective pro rata share (based on the proportion that the then outstanding Obligations held by such Banks bears to the aggregate amount of the Obligations then outstanding) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Bank for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FOURTH", "FIFTH" and "SIXTH" above in the manner provided in this
         Section 3.15(b).

3.16     Evidence of Debt.
         ----------------

         (a) Each Bank shall maintain an account or accounts evidencing each Loan made by such Bank to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Credit Agreement. Each Bank will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

         (b) The Administrative Agent shall maintain the Register pursuant to
Section 11.3(c), and a subaccount for each Bank, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of any Credit Party and each Bank's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

         (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Bank or the
                          --------  -------
Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Obligations and other amounts owing to such Bank.

3.17     Certain Limitations.
         -------------------

         The provisions of Sections 3.6, 3.9 and 3.11 shall be subject to the following:

         (a) If any Bank requests compensation or indemnification from the Borrower under Section 3.6, 3.9 or 3.11, then such Bank will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Bank, is not otherwise disadvantageous to such Bank.

         (b) If any Bank requests compensation or indemnification from the Borrower under Section 3.6, 3.9 or 3.12 more than 90 days after the Bank had knowledge of the occurrence of the event giving rise to the compensation or indemnification, the Borrower shall not be obligated to reimburse the Bank for amounts incurred prior to the date on which the Borrower receives such demand for compensation or indemnification.

         (c) If any Bank requests compensation or indemnification from the Borrower under Section 3.6, 3.9 or 3.11, or if the obligation of any Bank to make or maintain Eurodollar Loans has been suspended under Section 3.8, the Borrower may, at its option, so long as no Event of Default shall have occurred and be continuing, obtain, at the Borrower's expense, a replacement Bank for the affected Bank. If the Borrower elects to obtain a replacement Bank for the affected Bank, the Borrower shall within thirty (30) after the date of such request notify the Administrative Agent and such affected Bank of its intention to replace the affected Bank. If the Borrower obtains a replacement Bank within sixty (60) days following notice of its intention to do so, the affected Bank must sell and assign its Obligations and Commitments to such replacement Bank pursuant to Section 11.3 (without giving effect to any requirement therein that the Administrative Agent consent thereto), for an amount equal to the principal balance of all Loans held by the affected Bank and all accrued interest and Fees with respect thereto through the date of such sale, provided that the Borrower shall have paid to such affected Bank the compensation or indemnification that it is entitled to receive under Section 3.6, 3.9 or 3.11 through the date of such sale and assignment. Notwithstanding the foregoing, if the Borrower (a) fails to give notice to the Administrative Agent and the affected Bank of its intention to replace the affected Bank within thirty (30) days after the Bank requests compensation or indemnification, or (b) timely gives notice to the Administrative Agent and the affected Bank of its intention to replace such affected Bank but does not so replace such affected Bank within sixty (60) days following such notice, then in each case the Borrower's rights under this
Section 3.17 to replace such Bank for the particular circumstances shall terminate.

                                    SECTION 4

                                    GUARANTY
                                    --------

4.1      The Guaranty.
         ------------

         Each of the Guarantors hereby jointly and severally guarantees to each Bank, each affiliate of a Bank that enters into a Hedging Agreement relating to the Obligations, and the Administrative Agent, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

4.2      Obligations Unconditional.
         -------------------------

         The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Banks (and any affiliates of Banks entering into Hedging Agreements) have been paid in full in respect of all Obligations, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Banks in connection with monies received under the Credit Documents or Hedging Agreements between any member of the Consolidated Group and any Bank, or any affiliate of a Bank. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement between any member of the Consolidated Group and any Bank, or any affiliate of a Bank, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be done or omitted;

                  (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement between any member of the Consolidated Group and any Bank, or any affiliate of a Bank, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                  (d) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Bank exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement between any member of the Consolidated Group and any Bank, or any affiliate of a Bank, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.3      Reinstatement.
         -------------

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.4      Certain Additional Waivers.
         --------------------------

         Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

4.5      Remedies.
         --------

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Banks, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1.

4.6      Rights of Contribution.
         ----------------------

         The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full to the Administrative Agent and the Banks of the Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until payment and satisfaction in full of all of Obligations. For purposes of this Section 4.6, (a) "Guaranteed Obligations" shall mean any
                                       ----------------------
obligations arising under the other provisions of this Section 4; (b) "Excess
                                                                       ------
Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata
-------
Share of any Guaranteed Obligations; (c) "Pro Rata Share" shall mean, for any
                                          --------------
Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for
                                                 --------  -------
purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) "Contribution Share"
                                                         ------------------
shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of
                                       --------  -------
calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.4.

4.7      Guarantee of Payment; Continuing Guarantee.
         ------------------------------------------

         The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

                                   SECTION 5

                             CONDITIONS PRECEDENT
                             --------------------

5.1      Conditions to Closing.
         ---------------------

         The obligation of the Banks to enter into this Credit Agreement and to make the initial Extensions of Credit shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Banks):

         (a)    Executed Credit Documents. Receipt by the Administrative Agent
                -------------------------
of (i) multiple counterparts of this Credit Agreement and (ii) a Revolving Note for each Bank, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Credit Agreement.

         (b)    Legal Opinions. Receipt by the Administrative Agent of
                --------------
multiple counterparts of opinions of counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated therein, substantially in the form of Schedule 5.1(b).
            ---------------

         (c)    Financial Information. Receipt by the Banks of such financial
                ---------------------
information regarding the members of the Consolidated Group as may be requested by, and in each case in form and substance satisfactory to, the Administrative Agent and the Banks.

         (d)    Corporate Documents. Receipt by the Administrative Agent of the
                -------------------
following (or their equivalent) for each of the Credit Parties:

                  (i)    Charter Documents. Copies of the articles or
                         -----------------
         certificates of incorporation or other charter documents of such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                  (ii)   Bylaws. A copy of the bylaws, operating agreement or
                         ------
         equivalent of such Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                  (iii)  Resolutions. Copies of resolutions of the board of
                         -----------
         directors (or an authorized executive committee, if applicable) of such Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                  (iv)   Good Standing. Certificates of good standing, existence
                         -------------
         or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of incorporation, the state of the location of the principal place of business, and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

                  (v)    Officer's Certificate. An officer's certificate for
                         ---------------------
         each of the Credit Parties dated as of the Closing Date substantially in the form of Schedule 5.1(e) with appropriate insertions and
                        ---------------
         attachments.

         (e)    Officer's Certificates. The Administrative Agent shall have
                ----------------------
received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Administrative Agent, stating that, immediately after giving effect to the initial Loans made and Letters of Credit issued on the Closing Date, (i) no Default or Event of Default exists and (ii) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.

         (f)    Section 5.2 Conditions. Each of the conditions set forth in
                ----------------------
Section 5.2 shall have been satisfied.

         (g)    Termination of Existing Credit Facilities. Receipt by the
                -----------------------------------------
Administrative Agent of evidence of repayment of all obligations owing, and termination of commitments, under the existing revolving credit facility extended to the Borrower pursuant to that Credit Agreement dated as of September 15, 1997 among the Borrower, certain Subsidiaries of the Borrower, the banks party thereto, Bank of America NT & SA (now known as Bank of America, N.A.) and Crestar Bank, as Co-Agents, and NationsBank, N.A. (now known as Bank of America, N.A.), as Administrative Agent.

         (h)    Fees and Expenses. Payment by the Credit Parties of all fees and
                -----------------
expenses due and payable to the Banks and the Administrative Agent, including, without limitation, payment to the Administrative Agent of the fees set forth in the Administrative Agent's Fee Letter.

5.2      Conditions to all Extensions of Credit.
         --------------------------------------

         The obligation of each Bank to make any Extension of Credit (including the initial Extension of Credit) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

         (a)    Representations and Warranties. The representations and
                ------------------------------
warranties made by the Credit Parties herein and in the other Credit Documents and which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

         (b)    No Default or Event of Default. No Default or Event of Default
                ------------------------------
shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date.

         (c)    Section 2 Conditions. Each of the conditions set forth in
                --------------------
Section 2 shall have been satisfied.

         Each request for an Extension of Credit (including extensions, continuations and conversions) and each acceptance by the Borrower of an Extension of Credit (including extensions, continuations and conversions) shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs
(a), (b) and (c) of this Section 5.2 have been satisfied.


                                   SECTION 6

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

         Each Credit Party hereby represents and warrants to the Administrative Agent and each Bank that:

6.1      Organization and Good Standing.
         ------------------------------

         Each Credit Party is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and has the requisite corporate power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted.

6.2      Due Authorization.
         -----------------

         Each Credit Party (i) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for, and (ii) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

6.3      No Conflicts.
         ------------

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by a Credit Party will (i) violate or conflict with any provision of its articles of incorporation or bylaws, (ii) violate, contravene or materially conflict with any law, regulation (including without limitation Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or created in connection with the Credit Documents) upon or with respect its properties, the creation of which could reasonably be expected to have a Material Adverse Effect.

6.4      Consents.
         --------

         No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by each Credit Party or, if required, such consent, approval and authorization has been obtained.

6.5      Enforceable Obligations.
         -----------------------

         Each Credit Document has been duly executed and delivered and constitutes the legal, valid and binding obligation of each Credit Party enforceable against each Credit Party in accordance with its terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

6.6      No Legal Bar.
         ------------

         The execution, delivery and performance of the Credit Documents, the borrowings hereunder and the use of the Extensions of Credit will not violate any Requirement of Law or any Contractual Obligation of any Credit Party (except those as to which waivers or consents have been obtained and those that could not reasonably be expected to have a Material Adverse Effect), and will not result in, or require, the creation or imposition of any Lien on any of the Property or revenues of any Credit Party pursuant to any Requirement of Law or Contractual Obligation other than the Liens, if any, arising under or contemplated in connection with the Credit Documents.

6.7      Financial Condition.
         -------------------

         Each of the financial statements described below (copies of which have heretofore been provided to the Administrative Agent and the Banks) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition (including disclosure of all material liabilities, contingent or otherwise) and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments and the absence of footnotes:

                  (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ending December 31, 1999, together with related audited consolidated statements of income and cash flows for the fiscal year then ending; and

                  (ii) after the Closing Date, the annual and quarterly financial statements provided in accordance with Sections 7.1(a) and
         (b).

6.8      No Changes or Restricted Payments.
         ---------------------------------

         Since the date of the most-recent audited financial statements referenced in Section 6.7

                  (i) for the period to the Closing Date, except as previously disclosed in writing to the Administrative Agent and the Banks, there have been no material sales, transfers or other dispositions of any material part of the business or Property of any member of the Consolidated Group, nor have there been any material purchases or other acquisitions of any business or Property (including the Capital Stock of any other Person) by any member of the Consolidated Group, in each case which are not reflected in the annual audited financial statements referenced in Section 6.7(i); and

                  (ii) there have been no circumstances, developments or events relating to or affecting any member of the Consolidated Group which could reasonably be expected to have a Material Adverse Effect.

6.9      No Default.
         ----------

         No Default or Event of Default presently exists.

6.10     Liens.
         -----

         Except for Permitted Liens, each member of the Consolidated Group has good and marketable title to, or a valid leasehold interest in, all of its material real property, and good title to, or a valid leasehold interest in, all of its other material Property, free and clear of all Liens.

6.11     Indebtedness.
         ------------

         No member of the Consolidated Group has any Indebtedness except for Indebtedness permitted by Section 8.1.

6.12     Litigation.
         ----------

         Except as disclosed in the Borrower's Form 10K for the fiscal year of the Borrower ending December 31, 1999, no claim, litigation, investigation or proceeding of any kind is pending or, to the knowledge of any Responsible Officer of any Credit Party, threatened, against any member of the Consolidated Group or any of its Property or revenues which (a) relate to the Credit Documents or any of the transactions contemplated hereby or thereby or (b) if adversely determined, could reasonably be expected to have a Material Adverse Effect. For purposes hereof, in the case of proceedings involving only monetary damages, $5,000,000 or more in any instance shall be considered as having a Material Adverse Effect.

6.13     Material Agreements.
         -------------------

         No member of the Consolidated Group is in default in any respect (and, to the knowledge of any Responsible Officer of any Credit Party, no such default is asserted) under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which any member of the Consolidated Group is a party or by which any of its Property is bound which default could reasonably be expected to have a Material Adverse Effect.

6.14     Taxes.
         -----

         Each member of the Consolidated Group has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing (or necessary to preserve any Liens in favor of the Banks) by it, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith by proper proceedings for which adequate reserves are being maintained in accordance with GAAP.

6.15     Compliance with Law.
         -------------------

         Each member of the Consolidated Group is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.16     ERISA.
         -----

         Except as could not reasonably be expected to have a Material Adverse
Effect:

          (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the knowledge of any Responsible Officer of any Credit Party, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state laws; and (iv) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

          (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

          (c) Neither the Borrower nor any ERISA Affiliate has incurred, or, to the knowledge of any Responsible Officer of any Credit Party, could reasonably be expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any member of the Consolidated Group or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the knowledge of any Responsible Officer of any Credit Party, reasonably expected to be in reorganization, insolvent, or terminated.

          (d) No member of the Consolidated Group nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Internal Revenue Code apply has been administered in compliance in all material respects of such sections.

          (e) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Banks' representation in Section 11.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Banks in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA of a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code.

To the extent any of the foregoing representations include Multiemployer Plans or Multiple Employer Plans, each such representation shall be based on the knowledge of any Responsible Officer of any Credit Party.

6.17      Subsidiaries.
          ------------

          (a)  Set forth on Schedule 6.17 is each Subsidiary of the Borrower,
                            -------------
including the jurisdiction of organization, ownership and ownership percentages thereof. The outstanding shares of Capital Stock of each Subsidiary have been validly issued, fully paid and are non-assessable and owned free of Liens other than Permitted Liens. The outstanding shares of Capital Stock of each Subsidiary have been validly issued and fully paid and are non-assessable and owned by the Person(s) identified on Schedule 6.17, directly or indirectly, free of any Liens
                        -------------
other than Permitted Liens.

          (b) The Non-Guarantor Subsidiaries (not including any Securitization Subsidiary or any PS Affiliate), as a group, do not exceed the Threshold Requirement.

6.18      Use of Proceeds; Margin Stock.
          -----------------------------

          (a) The Loans will be used by the Borrower solely to finance working capital and other general corporate purposes (including, but not limited to, capital expenditures, repayment of Funded Debt and acquisitions permitted hereunder).

          (b) None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the regulations issued pursuant thereto, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X. "Margin Stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries.

6.19      Government Regulation.
          ---------------------

          No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, no Credit Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such a company, or (ii) a "holding company," or a "subsidiary company" of a

"holding company," or an "affiliate" of a "holding company" or of a "subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

6.20      Environmental Matters.
          ---------------------

          Except as could not reasonably be expected to have a Material Adverse
Effect:

          (a) Each of the facilities and properties owned, leased or operated by the members of the Consolidated Group (the "Subject Properties") and all
                                               ------------------
operations at the Subject Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Subject Properties or the businesses operated by the members of the Consolidated Group (the "Businesses"), and, to the knowledge of any
                             ----------
Responsible Officer of any Credit Party, there are no conditions relating to the Businesses or Subject Properties that could give rise to liability under any applicable Environmental Laws.

          (b) None of the Subject Properties contains, or, to the knowledge of any Responsible Officer of any Credit Party, has previously contained, any Materials of Environmental Concern at, on or under the Subject Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

          (c) None of the members of the Consolidated Group has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Subject Properties or the Businesses, nor does any Responsible Officer of any member of the Consolidated Group have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Subject Properties, or generated, treated, stored or disposed of at, on or under any of the Subject Properties or any other location, in each case by or on behalf any members of the Consolidated Group in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Responsible Officer of any Credit Party, threatened, under any Environmental Law to which any member of the Consolidated Group is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any member of the Consolidated Group, the Subject Properties or the Businesses.

          (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Subject Properties, or arising from or related to the operations (including, without limitation, disposal) of any member of the Consolidated Group in connection with the

Subject Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.21      Intellectual Property, Franchises, etc.
          --------------------------------------

          Except as could not reasonably be expected to have a Material Adverse
Effect:

          (a) Each member of the Consolidated Group owns, or has the legal right to use, all trademarks, tradenames, copyrights, patents, technology, know-how and processes, if any, that are necessary for the operation of its business as presently conducted and as proposed to be conducted (the "Intellectual
                                                             ------------
Property"). No claim is pending by any Person challenging or questioning the use
--------
of any Intellectual Property or the validity or effectiveness of any Intellectual Property, and, to the knowledge of any Responsible Officer of any Credit Party, no such claim has been asserted. The use of Intellectual Property by the members of the Consolidated Group does not infringe on the rights of any Person.

          (b) Each member of the Consolidated Group has obtained all material licenses, permits, franchises or other certifications, consents, approvals and authorizations, governmental or private, necessary to the ownership of its Property and to the conduct of its business.

6.22      Investments.
          -----------

          No member of the Consolidated Group has any Investments except for Permitted Investments.

6.23      No Material Misstatements.
          -------------------------

          None of the information, reports, financial statements, exhibits or schedules, taken as a whole, furnished by or on behalf of any member of the Consolidated Group to the Administrative Agent or any Bank in connection with the negotiation of the Credit Documents or included therein or delivered pursuant thereto contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided
                                                                     --------
that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Credit Party represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

6.24      Labor Matters.
          -------------

          Except as set forth in Schedule 6.24 and as could not reasonably be
                                 -------------
expected to have a Material Adverse Effect,

          (i) There are no strikes or lockouts against any member of the Consolidated Group pending or, to the knowledge of any Responsible Officer of any Credit Party, threatened;

          (ii) the hours worked by and payments made to employees of each member of the Consolidated Group have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters;

          (iii) all payments due from each member of the Consolidated Group, or for which any claim may be made against any member of the Consolidated Group, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the respective member of the Consolidated Group; and

          (iv) no member of the Consolidated Group is party to a collective bargaining agreement.


                                   SECTION 7
                             AFFIRMATIVE COVENANTS
                             ---------------------

     Each Credit Party hereby covenants and agrees that so long as any Credit Document is in effect or any amounts payable under any of the Credit Documents are outstanding or any Letter of Credit is outstanding, and until the Commitments shall have terminated:

7.1  Information Covenants.
     ---------------------

     The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and each Bank:

          (a)   Annual Financial Statements. As soon as available and in any
                ---------------------------
     event within 90 days after the close of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, together with related consolidated statements of income and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all in reasonable detail and examined by KPMG Peat Marwick, or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks and whose opinion shall be to the effect that such consolidated financial statements have been prepared in accordance with GAAP applied on a consistent basis (except for changes with which such accountants concur).

          (b)   Quarterly Financial Statements. As soon as available and in any
                ------------------------------
     event within 45 days after the end of each of the first three fiscal quarters of the Borrower, (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, together with related consolidated statements of income and of cash flows, (ii) a condensed consolidating balance sheet of the Guarantors as at the end of such fiscal quarter, together with related condensed consolidating statements of operations and of cash flows, and
     (iii) a condensed consolidating balance sheet of the Non-Guarantor Subsidiaries as at the end of such fiscal quarter, together with a related condensed consolidating statement of operations and of cash flows, in each case for such fiscal quarter and for the portion of the fiscal year ending with such period (except that the consolidated and condensed consolidating statements of cash flows which shall be prepared on a year to date basis) and in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year (except that the consolidated and condensed consolidating balance sheets shall be compared to the prior year end), and all in reasonable form and detail acceptable to the Required Banks, and accompanied by a certificate of the chief financial officer, treasurer, controller or chief accounting officer of the Borrower, to the effect that, to the best of his or her knowledge and belief, all such financial statements are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

          (c)   Borrowing Base Certificates. As soon as practicable and in any
                ---------------------------
     event within 15 days after the end of each fiscal quarter of the Borrower, a statement of the Borrowing Base and its components as of the end of the immediately preceding fiscal quarter, substantially in the form of Schedule
                                                                        --------
     7.1(c) hereto, certified by the chief financial officer, treasurer,
     ------
     controller or chief accounting officer of the Borrower as being, to the best of his or her knowledge and belief, true and correct in all material respects as of such date.

          (d)   Officer's Certificate. At the time of delivery of the financial
                ---------------------
     statements provided for in Sections 7.1(a) and (b), a certificate of the chief financial officer, treasurer, controller or chief accounting officer of the Borrower substantially in the form of Schedule 7.1(d) to the effect
                                                  ---------------
     that no Default or Event of Default exists, or if any Default or Event of Default does exist specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto. In addition, the Officer's Certificate shall demonstrate compliance with the financial covenants contained in Section 7.10 by calculation thereof as of the end of each such fiscal period.

          (e)   Accountant's Certificate. Within the period for delivery of the
                ------------------------
     annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default arising as a result of a violation of the financial covenants contained in Section
     7.10 and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

          (f)   SEC and Other Reports. Promptly upon transmission or receipt
                ---------------------
     thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any member of the Consolidated Group shall send to its shareholders or to the holder of any Indebtedness (including specifically without limitation, any Subordinated Debt) in its capacity as such a holder and (ii) copies of all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

          (g)   Notice of Default or Litigation. Upon any Responsible Officer of
                -------------------------------
     any Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent (i) immediately, but in any event within three (3) Business Days, of the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) promptly, but in any event within five (5) Business Days, of the occurrence of any of the following with respect to any member of the Consolidated Group: (A) the pendency or commencement of any litigation, arbitration or governmental proceeding against any member of the Consolidated Group which if adversely determined could reasonably be expected to have a Material Adverse Effect, (B) the occurrence of an event or condition which shall constitute a default or event of default under any Indebtedness of any member of the Consolidated Group which, if accelerated as a result of such event of default could reasonably be expected to have a Material Adverse Effect, or (C) any development in its business or affairs which has resulted in, or which any Credit Party reasonably believes may result in, a Material Adverse Effect.

          (h)   ERISA. Upon any Responsible Officer of any Credit Party
                -----
     obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly (and in any event within ten (10) Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA) which could result in a liability of at least $5,000,000; (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any member of the Consolidated Group or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Internal Revenue Code with respect thereto which could result in a liability of at least $5,000,000; or (iv) any change in the funding status of any Plan that could reasonably be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Banks with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Internal Revenue Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (i)   Environmental.
                -------------

                (i) Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Banks reasonably believe has caused (or could reasonably be expected to cause) the representations and warranties set forth in Section 6.20 to be untrue in any material respect, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Subject Properties (as defined in Section 6.20) and as to the compliance by any member of the Consolidated Group with Environmental Laws at such Subject Properties. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the members of the Consolidated Group hereby grant to the Administrative Agent and their representatives access to the Subject Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand.

                (ii) The members of the Consolidated Group will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Materials of Environmental Concern on, from or affecting any of the Subject Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Subject Properties to the extent any failure could reasonably be expected to have a Material Adverse Effect.

          (j)   Other Information. With reasonable promptness upon any such
                -----------------
request, such other information regarding the business, properties or financial condition of the Borrower and its Subsidiaries as the Administrative Agent or any Bank may reasonably request.

7.2    Preservation of Existence and Franchises.
       ----------------------------------------

       Except as otherwise permitted under Section 8.5 and except as could not reasonably be expected to have a Material Adverse Effect, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority for the normal conduct of its business.

7.3    Books, Records and Inspections.
       ------------------------------

       Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP applied on a consistent basis (including the establishment and maintenance of appropriate reserves). Each Credit Party will, and will cause each of its Subsidiaries to, permit, upon reasonable notice and during normal business hours, officers or designated representatives of the Administrative Agent or any Bank (including, without limitation, independent accountants, agents, attorneys and appraisers) to visit and inspect its Property, including its books of account and records, its accounts receivable and inventory, its facilities and other business assets, and to discuss the affairs, finances and accounts of such Person with, and be advised as to the same by, the officers, directors and independent accountants of such Person.

7.4    Compliance with Law.
       -------------------

       Each Credit Party will, and will cause each of its Subsidiaries to, comply with all Requirements of Law to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect.

7.5    Payment of Taxes and Other Indebtedness.
       ---------------------------------------

       Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (i) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its Property, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien or charge upon any of its properties, and (iii) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided,
                                                                 --------
however, that no member of the Consolidated Group shall be required to pay any
-------
such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings for which adequate reserves therefor have been established in accordance with GAAP, unless the failure to
                                                        ------
make any such payment (a) shall give rise to an immediate right to foreclosure on a Lien securing such amounts or (b) otherwise could reasonably be expected to have a Material Adverse Effect.

7.6    Insurance.
       ---------

       Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. Each Credit Party will, and will cause each of its Subsidiaries to, furnish to the Administrative Agent and the Banks, upon written request, full information as to insurance carried.

7.7    Maintenance of Property.
       -----------------------

       Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its Property used or useful in any material portion of its business in good repair, working order and condition, normal wear and tear, obsolescence and replacement excepted, and will make, or cause to be made, from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements to its Property as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

7.8    Performance of Obligations.
       --------------------------

       Each Credit Party will, and will cause each of its Subsidiaries to, perform all of its obligations (including, except as may be otherwise prohibited or contemplated hereunder, payment of Indebtedness in accordance with its terms) under the terms of all agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound if the failure to do so could reasonably be expected to have a Material Adverse Effect.

7.9    Use of Proceeds.
       ---------------

       The Borrower will use the proceeds of the Extensions of Credit solely for the purposes set forth in Section 6.18(a).

7.10   Financial Covenants.
       -------------------

       (a)     Consolidated Current Ratio. As of the end of each fiscal quarter
               --------------------------
of the Borrower, the Consolidated Current Ratio shall not be less than 1.40 to 1.0.

       (b)     Consolidated Net Worth. The Borrower will maintain at all times
               ----------------------
Consolidated Net Worth of not less than the sum of (i) $267,000,000 plus (ii) as
                                                                    ----
of the end of each fiscal quarter beginning with the fiscal quarter ended March 31, 2000, an amount equal to fifty percent (50%) of Consolidated Net Income (to the extent positive) for such fiscal quarter, such increases to be cumulative, plus (iii) an amount equal to one hundred percent (100%) of the net proceeds
----
from Equity Transactions occurring after the Closing Date.

     (c)  Consolidated Total Leverage Ratio. As of the end of each fiscal
          ---------------------------------
quarter of the Borrower set forth below, the Consolidated Total Leverage Ratio shall not be greater than the ratio set forth below :

              ----------------------------------    ---------------------------
                                                       Consolidated Total
                     Fiscal Quarter End                Leverage Ratio
              ----------------------------------    ---------------------------
              ----------------------------------    ---------------------------
               March 31, 2000                                3.75
              ----------------------------------    ---------------------------
               June 30, 2000                                 3.75
              ----------------------------------    ---------------------------
               September 30, 2000                            3.75
              ----------------------------------    ---------------------------
               December 31, 2000                             3.50
              ----------------------------------    ---------------------------
               March 31, 2001                                3.25
              ----------------------------------    ---------------------------
               June 30, 2001                                 3.25
              ----------------------------------    ---------------------------
               September 30, 2001                            3.25
              ----------------------------------    ---------------------------
               December 31, 2001                             3.25
              ----------------------------------    ---------------------------
               March 31, 2002                                3.25
              ----------------------------------    ---------------------------
               June 30, 2002                                 3.25
              ----------------------------------    ---------------------------
               September 30, 2002                            3.25
              ----------------------------------    ---------------------------
               December 31, 2002 and thereafter              3.00
              ----------------------------------    ---------------------------

     (d)  Consolidated Fixed Charge Coverage Ratio. As of the end of each fiscal
          ----------------------------------------
quarter of the Borrower set forth below, the Consolidated Fixed Charge Coverage Ratio shall not be less than the ratio set forth below:

              ----------------------------------    --------------------------
                                                         Consolidated
                                                         Fixed Charge
                     Fiscal Quarter End                 Coverage Ratio
              ----------------------------------    ---------------------------
              ----------------------------------    ---------------------------
               March 31, 2000                               1.30
              ----------------------------------    ---------------------------
               June 30, 2000                                1.30
              ----------------------------------    ---------------------------
               September 30, 2000                           1.30
              ----------------------------------    ---------------------------
               December 31, 2000                            1.40
              ----------------------------------    ---------------------------
               March 31, 2001                               1.40
              ----------------------------------    ---------------------------
               June 30, 2001                                1.40
              ----------------------------------    ---------------------------
               September 30, 2001                           1.40
              ----------------------------------    ---------------------------
               December 31, 2001                            1.45
              ----------------------------------    ---------------------------
               March 31, 2002                               1.45
              ----------------------------------    ---------------------------
               June 30, 2002                                1.45
              ----------------------------------    ---------------------------
               September 30, 2002                           1.45
              ----------------------------------    ---------------------------
               December 31, 2002 and thereafter             1.50
              ----------------------------------    ---------------------------

7.11 Additional Credit Parties.
     -------------------------

     (a)  Additional Subsidiaries. At any time that the Non-Guarantor
          -----------------------
Subsidiaries shall, as a group, (i) account for more than five percent (5%) of the gross revenues of the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP, (ii) account for more than five percent (5%) of net income of the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP, or (iii) constitute more than five percent (5%) of Consolidated Total Assets (each a "Threshold
                                                             ---------
Requirement"), the Borrower will (A) promptly notify the Administrative Agent
-----------
and the Banks thereof, (B) within 45 days thereafter, cause one or more of the Non-Guarantor Subsidiaries to become a "Guarantor" hereunder by way of execution of a Joinder Agreement such that immediately thereafter the remaining Non-Guarantor Subsidiaries shall not, as a group, exceed any Threshold Requirement and (C) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, good standing certificates and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent. The Borrower may at any time, at its option, cause a Non-Guarantor Subsidiary to execute and deliver to the Administrative Agent a Joinder Agreement.

     (b)  Guaranties Relating to Other Debt. If any Non-Guarantor
          ---------------------------------
Subsidiary shall give a guaranty or become obligated under Support Obligations relating to any Indebtedness (including, without limitation, the Senior Subordinated Notes), the Borrower will (A) promptly notify the Administrative Agent and each Bank thereof and (B) within 45 days thereafter, cause one or more of the Non-Guarantor Subsidiaries to become a "Guarantor" hereunder by way of execution of a Joinder Agreement.

                                   SECTION 8

                              NEGATIVE COVENANTS
                              ------------------

     Each Credit Party hereby covenants and agrees that so long as any Credit Document is in effect or any amounts payable under any of the Credit Documents are outstanding or any Letter of Credit is outstanding, and until the Commitments shall have terminated:

8.1  Indebtedness.
     ------------

     The Credit Parties will not permit any member of the Consolidated Group to contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b)  Indebtedness existing as of the Closing Date and set forth on Schedule 8.1(b) (and renewals, refinancings or extensions thereof on
        ---------------
     terms and conditions no less favorable to the members of the Consolidated Group than such existing Indebtedness (taking into account reasonable market conditions existing at such time) and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);

          (c) Indebtedness (including purchase money Indebtedness and obligations under Capital Leases) incurred to finance the purchase or lease of fixed assets provided that (i) the total of all such Indebtedness shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and

          (d)  (i) Indebtedness evidenced by the Senior Subordinated
     Notes (and renewals, refinancings or extensions thereof on terms and conditions no less favorable to the members of the Consolidated Group than such existing Indebtedness (taking into account reasonable market conditions existing at such time) and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension), (ii) Indebtedness evidenced by the Junior Subordinated Debentures in an aggregate principal amount up to $136,082,474.23, and
     (iii) other Subordinated Debt acceptable to the Required Banks in their sole discretion.

          (e)  unsecured intercompany Indebtedness owing by a Credit
     Party to another Credit Party (subject to the limitations set forth in Section 8.6 in the case of the Credit Party extending the Indebtedness);

          (f) Indebtedness under Qualified Securitization Transactions in an aggregate principal amount not to exceed $300,000,000 at any time outstanding;

          (g) obligations owing under interest rate, commodities and foreign currency exchange protection agreements entered into in the ordinary course of business to manage existing or anticipated risks and not for speculative purposes;

          (h) other unsecured Funded Debt of the members of the Consolidated Group which does not exceed $15,000,000 in the aggregate at any time outstanding; and

          (i) except as expressly provided otherwise herein, Support Obligations of any member of the Consolidated Group with respect to any Indebtedness of any member of the Consolidated Group permitted under this Section 8.1.

8.2  Liens.
     -----

     The Credit Parties will not permit any member of the Consolidated Group to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.

8.3  Nature of Business.
     ------------------

     The Credit Parties will not permit any member of the Consolidated Group to substantively alter the character of its business in any material respect from that conducted as of the Closing Date.

8.4  Consolidation, Merger, Sale or Purchase of Assets, etc.
     ------------------------------------------------------

     (a) The Credit Parties will not permit any member of the Consolidated Group to enter into any transaction of merger or consolidation, except that

          (i) a member of the Consolidated Group may be party to a transaction of merger or consolidation with another member of the Consolidated Group, provided that (A) if the Borrower is a party to such
                         --------
     transaction, the Borrower shall be the surviving entity, (B) if a Guarantor is a party to such transaction and the Borrower is not a party to such transaction, a Guarantor shall be the surviving entity, and (C) in all other cases, if a Domestic Subsidiary is a party to such transaction, a Domestic Subsidiary shall be the surviving entity and such Domestic Subsidiary shall take such actions as may be necessary for compliance with the provisions of Section 7.11;

          (ii) a Subsidiary may be a party to a transaction of merger or consolidation with a Person other than a member of the Consolidated Group, provided that (A) the surviving entity shall be a Subsidiary and shall take
     --------
     such actions as may be necessary for compliance with the provisions of
     Section 7.11, (B) no Default or Event of Default shall exist immediately after giving effect thereto, and (C) the transaction shall otherwise constitute a Permitted Acquisition; and

          (iii) a Subsidiary may enter into a transaction of merger or consolidation in connection with an Asset Disposition permitted under
     Section 8.5.

     (b) No member of the Consolidated Group shall make any Acquisition, unless:

          (i) if the Acquisition is of Capital Stock of another Person and after giving effect to the Acquisition the Person that is the subject of the Acquisition will not be a Subsidiary, the Acquisition is permitted under Section 8.6; and

          (ii) if (A) the Acquisition is of Capital Stock of another Person and after giving effect to the Acquisition the Person that is the subject of the Acquisition will be a

     Subsidiary or (B) the Acquisition is of all or any substantial portion of the Property of another Person, the Acquisition meets the following conditions:

               (I) the Person or Property which is the subject of such Acquisition shall be in the same or similar line of business (or related thereto) as the members of the Consolidated Group which are parties thereto;

               (II) in the case of a merger or consolidation, and in other cases where appropriate, the board of directors or other governing body of the other Person which is the subject of the transaction of merger or consolidation shall have approved such Acquisition;

               (III) no Default or Event of Default shall exist immediately after giving effect to such Acquisition;

               (IV) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties shall be in compliance with all of the covenants set forth in Section 7.10;

               (V) if the Acquisition involves an interest in a partnership and a requirement that a member of the Consolidated Group be a general partner, the general partner shall be a newly formed special purpose Subsidiary ;

               (VI) the Credit Parties shall, and shall cause the party which is the subject of the Acquisition to, take such actions as may be necessary for compliance with the provisions of Sections 7.11;

               (VII) in the case of Acquisitions of Foreign Property and Acquisitions of Capital Stock of a Foreign Person, the Total Consideration paid in connection with all such Acquisitions shall not exceed $15,000,000 in the aggregate; and

               (VIII)    in the case of the Acquisition of Domestic
          Property and Acquisitions of Capital Stock of a Domestic Person, unless the Borrower has delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that the Consolidated Senior Leverage Ratio on a Pro Forma Basis after giving effect to any such Acquisition is less than 2.50:1.0, the Total Consideration paid in connection with any such Acquisition (or series of related Acquisitions) shall not exceed $25,000,000.

8.5  Asset Dispositions.
     ------------------

     The Credit Parties will not permit any member of the Consolidated Group to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction), except

          (i)       the sale, lease or other disposition to a Domestic
     Subsidiary; or

          (ii) the sale, lease or disposition of Property if the proceeds of such sale, lease or other disposition are reinvested within ninety (90) days in the same or similar Property; or

          (iii)     in all other cases, (A) at least seventy-five percent
     (75%) of the consideration paid therefor shall consist of cash or Cash Equivalents, (B) the aggregate net book value of all assets sold, leased or otherwise disposed of in any fiscal year shall not exceed an amount equal to five percent (5%) of Consolidated Total Assets as of the end of the immediately preceding fiscal year, (D) no Default or Event of Default shall exist immediately after giving effect thereto, and (E) the Borrower shall have demonstrated compliance with the financial covenants hereunder on a Pro Forma Basis after giving effect to the disposition and shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate (including reaffirmation of the representations and warranties hereunder as of such date before and after giving effect to such transaction) in connection therewith.

8.6  Advances, Investments and Loans.
     -------------------------------

     The Credit Parties will not permit any member of the Consolidated Group to make any Investment in or to any Person except for Permitted Investments.

8.7  Prepayments and Amendments Relating to Other Debt.
     -------------------------------------------------

     Without the prior written consent of the Required Banks, the Credit Parties will not permit any member of the Consolidated Group to:

          (a) after the issuance thereof, amend or modify, or permit any amendment to or modification of, any of the terms of any Funded Debt (including any Subordinated Debt) in a manner materially adverse to the interests of the Banks;

          (b) make any payment, prepayment, redemption, defeasance or acquisition for value (including without limitation by way of deposit of money or securities with a trustee with respect thereto before due for the purpose of paying when due) of, or refund, refinance or exchange, any Funded Debt (including any Subordinated Debt) other than, so long as no Default or Event of Default exists immediately prior thereto or would exist immediately after giving effect thereto:

                    (i) regularly scheduled non-default principal payments on the Senior Subordinated Notes and the Junior Subordinated Debentures;

                    (ii) regularly scheduled non-default interest payments on the Senior Subordinated Notes and the Junior Subordinated Debentures;

                    (iii) prepayments in respect of obligations under Capital Leases not to exceed $10,000,000 in the aggregate in any fiscal year;

                    (iv) prepayments and redemptions of the Senior Subordinated Notes not to exceed $50,000,000 in the aggregate provided
                                                                        --------
          that, prior to the making of any such prepayment or redemption, the Borrower shall have (A) demonstrated compliance with the financial covenants hereunder on a Pro Forma Basis after giving effect to such prepayment or redemption, (B) demonstrated that the Consolidated Senior Leverage Ratio on a Pro Forma Basis after giving effect to such prepayment or redemption is less than 2.50:1.0, and (C) shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate (including reaffirmation of the representations and warranties hereunder as of such date before and after giving effect to such transaction) in connection therewith; and

                    (v) refinancing of the Senior Subordinated Notes to the extent permitted by Section 8.1(d)(i).

          (c) designate any other indebtedness as "Designated Senior and Subordinated Debt" within the meaning provided in the indenture or other governing instruments relating to the Junior Subordinated Debentures.

8.8  Transactions with Affiliates.
     ----------------------------

     The Credit Parties will not permit any member of the Consolidated Group to enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) transactions among the Credit Parties, (b) normal compensation and reimbursement of expenses of officers and directors, (c) transactions relating to a Qualified Securitization Transaction,
(d) transactions with Owens & Minor Trust I in connection with the Preferred Securities, and (e) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

8.9  Ownership of Subsidiaries.
     -------------------------

     Except as permitted by Section 8.5, the Credit Parties will not permit any member of the Consolidated Group to sell, transfer or otherwise dispose of, any shares of Capital Stock of any Subsidiaries or permit any Subsidiaries to issue, sell or otherwise dispose of, any shares of Capital Stock of any Subsidiary to any Person other than the Borrower or a Subsidiary. The Borrower will not create, form or acquire, nor will it permit any of its Subsidiaries to create, form or acquire, any Subsidiary, unless such Subsidiary is either (i) promptly joined as an Additional Credit Party pursuant to the requirements of
Section 7.11, if such joinder is required thereby, (ii) a Securitization Subsidiary or (iii) a PS Affiliate.

8.10 Fiscal Year.
     -----------

     The Credit Parties will not permit any member of the Consolidated Group to change its fiscal year without the prior written consent of the Required Banks or to amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in a manner adverse to the interests of the Banks.

8.11 Subsidiary Dividends.
     --------------------

     The Credit Parties will not permit any member of the Consolidated Group to enter into, assume or otherwise become subject to, or permit any of their respective Subsidiaries (other than a Securitization Subsidiary pursuant to a Qualified Securitization Transaction permitted hereunder or any PS Affiliate) to enter into, assume or otherwise become subject to, any agreement prohibiting or otherwise restricting the payment of dividends by any of the Borrower's Subsidiaries (other than a Securitization Subsidiary pursuant to a Qualified Securitization Transaction permitted hereunder), except as may be provided herein or in the indenture relating to the Senior Subordinated Notes or in the indenture relating to the Junior Subordinated Debentures.

8.12 Restricted Payments.
     -------------------

     The Credit Parties will not make, or permit any member of the Consolidated Group to make, any Restricted Payment, unless no Default or Event of Default shall exist immediately prior thereto and immediately after giving effect thereto.

                                   SECTION 9

                               EVENTS OF DEFAULT
                               -----------------

9.1  Events of Default.
     -----------------

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):
                                     ----------------

          (a)  Payment.  Any Credit Party shall
               -------

               (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

               (ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any

          Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

          (b)  Representations. Any representation, warranty or statement
               ---------------
     made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or

          (c)  Covenants.  Any Credit Party shall
               ---------

               (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(g), 7.9, 7.11 or
          8.1 through 8.12, inclusive, or

               (ii) default in the due performance or observance of any of the financial covenants contained in Section 7.10 and the continuance thereof for a period of 15 days after knowledge thereof by a Responsible Officer of any Credit Party (but in no event later than 15 days after the date by which the Borrower is required to deliver annual or quarterly financial statements in accordance with Sections 7.1(a) and (b), as appropriate) without the Borrower having obtained an effective waiver hereunder; or

               (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer becoming aware of such default or notice thereof by the Administrative Agent; provided, however, that if
                                                      --------  -------
          such default cannot be cured within such period, the Borrower or other Credit Party may have such additional period of time not to exceed 30 days after the expiration of such original 30 day period, and such default shall not constitute an Event of Default hereunder, so long as the applicable Credit Party shall commence within such original 30 day period, and diligently pursue, appropriate curative efforts; or

          (d)  Other Credit Documents.  Any Credit Document shall fail to be
               ----------------------
     in full force and effect or to give the Administrative Agent and/or the Banks the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

          (e)  Guaranties. The guaranty given by any Guarantor (including
               ----------
     any Additional Credit Party) hereunder or any material provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor (including any Additional Credit

     Party) shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

          (f)  Bankruptcy Event. Any Bankruptcy Event shall occur with respect
               ----------------
     to any member of the Consolidated Group; or

          (g)  Defaults under Other Agreements. With respect to any
               -------------------------------
     Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $10,000,000 in the aggregate for the members of the Consolidated Group, taken as a whole, (i) any member of the Consolidated Group shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (h)  Judgments. One or more judgments or decrees shall be
               ---------
     entered against the any member of the Consolidated Group involving a liability of $500,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i)  ERISA. Any of the following events or conditions, if such
               -----
     event or condition is reasonably likely to result in the imposition of taxes, penalties, or other liabilities in an aggregate amount in excess of $5,000,000: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which results in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which results in
     (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or breach of fiduciary responsibility shall occur which subjects the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

          (j)   Ownership.  There shall occur a Change of Control; or
                ---------

          (k)   Default under Senior Subordinated Notes. The occurrence of an
                ---------------------------------------
     event of default under the Senior Subordinated Notes; or

          (l)   Default under Securitization Agreement. The occurrence of an
                --------------------------------------
     event of default under any of the Securitization Agreements.

9.2  Acceleration; Remedies.
     ----------------------

     Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Banks (pursuant to the voting procedures in Section 11.6) or cured to the satisfaction of the requisite Banks (pursuant to the voting procedures in Section 11.6), the Administrative Agent may, and upon the request and direction of the Required Banks shall, by written notice to the Borrower take any of the following actions without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

          (i)   Termination of Commitments. Declare the Commitments terminated
                --------------------------
     whereupon the Commitments shall be immediately terminated.

          (ii)  Acceleration. Declare the unpaid principal of and any accrued
                ------------
     interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Administrative Agent and/or any of the Banks hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

          (iii) Cash Collateral. Direct the Credit Parties to pay (and the
                ---------------
     Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Banks, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

          (iv)  Enforcement of Rights. Enforce any and all rights and interests
                ---------------------
     created and existing under the Credit Documents including, without limitation, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Banks hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Banks.


                                  SECTION 10

                               AGENCY PROVISIONS
                               -----------------

10.1 Appointment, Powers and Immunities.
     ----------------------------------

     Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Bank further authorizes and directs the Administrative Agent to execute and deliver releases (or similar agreements) to give effect to the provisions of this Credit Agreement and the other Credit Documents, including specifically, without limitation, the provisions of Section 8.5. The Administrative Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any Bank; (b) shall not be responsible to the Banks for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The titles of Syndication Agent, Managing Agent and Co-Agent are bestowed in recognition of the participation in this credit by the Syndication Agent, Managing Agent and Co-Agent, and such title shall not impose or imply any duties or responsibilities whatsoever of the Syndication Agent, Managing Agent or Co-Agent, in their respective capacity as such, to the Borrower, the Guarantors, the Administrative Agent or the Banks.

10.2 Reliance by Administrative Agent.
     --------------------------------

     The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.3(b) hereof. As to any matters not expressly provided for by this Credit Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding on all of the Banks; provided, however,
                                                            --------  -------
that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking any such action.

10.3 Defaults.
     --------

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Bank or a Credit Party specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Section 10.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Banks (or such other Banks as required by Section 11.6), provided that, unless and until the
                                    -------- ----
Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks.

10.4 Rights as a Bank.
     ----------------

     With respect to its Commitment and the Loans made by it, Bank of America (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Bank of America (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and Bank of America (and any successor acting as Administrative Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Banks.

10.5 Indemnification.
     ---------------

     The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.5 hereof, but without limiting the obligations of the Credit Parties under Section 11.5) ratably (in accordance with their respective Revolving Commitments (or, if the Revolving Commitments have been terminated, the outstanding Revolving Loans, Swingline Loans and Participation Interests in Letters of Credit and Swingline Loan (including the Participation Interests of the Issuing Bank in Letters of Credit and the Participation Interests of the Swingline Bank in Swingline Loans)) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Bank) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent under any Credit Document; provided that no Bank shall be liable for any of the foregoing to the extent
--------
they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by the Credit Parties under Section 11.5, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Credit Parties. The agreements in this Section 10.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

10.6 Non-Reliance on Administrative Agent and Other Banks.
     ----------------------------------------------------

     Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its affiliates.

10.7 Successor Administrative Agent.
     ------------------------------

     The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Credit Parties. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent (and, provided that no Default or Event of Default has occurred and is continuing, the Borrower shall have the right to approve the successor Administrative Agent (such approval not to be unreasonably withheld or delayed)). If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


                                  SECTION 11

                                 MISCELLANEOUS
                                 -------------

11.1 Notices.
     -------

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the Administrative Agent, set forth below, and in the case of the Banks, set forth on Schedule 2.1, or at such other address as such party may specify by written notice to the other parties hereto:

            if to the Borrower or the Guarantors:

                    Owens & Minor, Inc.
                    4800 Cox Road
                    Glen Allen, Virginia 23060
                    Attn:    Richard F. Bozard
                    Telephone:     (804) 965-2921
                    Telecopy:      (804) 965-5403

                    with a copy to:

                    Owens & Minor, Inc.
                    4800 Cox Road
                    Glen Allen, Virginia 23060
                    Attn:    Drew St. J. Carneal
                    Telephone:     (804) 965-2931
                    Telecopy:      (804) 965-1901

            if to the Administrative Agent or the Swingline Bank:

                    Bank of America, N.A.
                    101 N. Tryon Street
                    Independence Center, 15th Floor
                    NC1-001-15-04
                    Charlotte, North Carolina 28255
                    Attn:    Stowe Barber
                    Agency Services
                    Telephone:      (704) 388-3916
                    Telecopy:       (704) 409-0024

                    with a copy to:

                    Bank of America, N.A.
                    Bank of America Healthcare Finance Group
                    100 N. Tryon Street
                    Bank of America Corporate Center, Seventeenth Floor Charlotte, North Carolina 28255
                    Attn:    Philip S. Durand
                    Telephone:      (704) 386-4955
                    Telecopy:       (704) 388-6002

11.2 Right of Set-Off; Adjustments.
     -----------------------------

     Upon the occurrence and during the continuance of any Event of Default, each Bank (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Bank shall have made any demand hereunder or thereunder and although such obligations may be unmatured. Each Bank agrees promptly to notify any affected Credit Party after any such set-off and application made by such Bank; provided, however, that the failure to give
                                   --------  -------
such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Bank may have.

11.3 Benefit of Agreement.
     --------------------

          (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or
                         --------
     transfer any of its interests and obligations without prior written consent of each of the Banks; provided further that the rights of each Bank to
                           ----------------
     transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3 .

          (b) Each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that
                          --------  -------

               (i)   each such assignment shall be to an Eligible Assignee;

               (ii) except in the case of an assignment to another Bank, an affiliate of an existing Bank or any fund that invests in bank loans and is advised or managed by an investment advisor to an existing Bank or an assignment of all of a Bank's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Bank) or an integral multiple of $1,000,000 in excess thereof;

               (iii) any such assignment shall be of a constant, not varying, percentage of all of the Obligations and Commitments hereunder; and

               (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance in the form of Schedule 11.3(b) hereto, together with any Note subject to
                  ----------------
          such assignment and a processing fee of $3,500.


     Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Bank hereunder and the assigning Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Administrative Agent and the Credit Parties shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is a Non-U.S. Person, it shall deliver to the Credit Parties and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.11 and shall be subject to the provisions of Sections 3.11(e) and 3.11(i).

          (c) The Administrative Agent shall maintain at its address referred to in Section 11.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries
                                                       --------
     in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Credit Parties or any Bank at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any Loans, Commitments or other obligations shall be effective only upon an entry with respect thereto being made in the Register.

          (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Schedule 11.3(b) hereto, (i) accept such Assignment and Acceptance,
             ----------------
     (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

          (e) Each Bank may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Bank's obligations under this
             --------  -------
     Credit Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.7 through 3.12, inclusive, and the right of set-off contained in Section 11.2 (provided that (a) such participant shall not be entitled to receive a greater amount than the Bank from which it purchased such participation would otherwise be entitled to receive and (b) such participant shall be subject to the limitations set forth in Sections 3.7 through 3.12 as if such participant were a Bank hereunder), and (iv) the Credit Parties shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Credit Agreement, and such Bank shall retain the sole right to enforce the obligations of the Credit Parties under the Credit Documents owing to such Bank and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

          (f) any other provision set forth in this Credit Agreement, any Bank may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

          (g) Any Bank may furnish any information concerning the members of the Consolidated Group in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.14 hereof.

11.4 No Waiver; Remedies Cumulative.
     ------------------------------

     No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Bank and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

11.5 Expenses; Indemnification.
     -------------------------

     (a) The Credit Parties jointly and severally agree to pay within 30 days upon presentation of an invoice all reasonable costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Credit Documents. The

Credit Parties further jointly and severally agree to pay within 30 days upon presentation of an invoice all reasonable costs and expenses of the Administrative Agent and the Banks, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered thereunder.

     (b) The Credit Parties jointly and severally agree to indemnify and hold harmless the Administrative Agent and each Bank and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses,
 -----------------
liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Credit Parties agree not to assert any claim against the Administrative Agent, any Bank, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisors, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

     (c) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

11.6 Amendments, Waivers and Consents.
     --------------------------------

     Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Banks and the Borrower, provided, however, that:
          --------  -------

          (a) without the consent of each Bank affected thereby, neither this Credit Agreement nor any other Credit Document may be amended to

          (i) extend the final maturity of any Loan, or any portion thereof, or extend the final maturity of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

          (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

          (iii) reduce or waive the principal amount of any Loan, or any portion thereof, or reduce or waive the principal amount of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

          (iv) increase the Commitment of a Bank over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Bank),

          (v) release the Borrower or, except as the result of or in connection with a dissolution, merger or disposition of a member of the Consolidated Group permitted under Section 8.4, release any Material Guarantor or all or substantially all of the other Guarantors from its or their obligations under the Credit Documents,

          (vi)   amend, modify or waive any provision of this Section 11.6 or
     Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 9.1(a),
     11.2, 11.3, 11.5 or 11.9,

          (vii) reduce any percentage specified in, or otherwise modify, the definition of Required Banks, o r

          (viii) consent to the assignment or transfer by the Borrower, any Material Guarantor or all or substantially all of the other Guarantors of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

     (b)  without the consent of the Administrative Agent, no provision of
Section 10 may be amended; and

     (c) without the consent of the Issuing Bank, no provision of Section 2.1(b), 2.2(a)(ii) or 2.6 may be amended.

Notwithstanding the fact that the consent of all the Banks is required in certain circumstances as set forth above, (x) each Bank is entitled to vote as such Bank sees fit on any bankruptcy reorganization plan that affects the Loans, and each Bank acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Banks may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

11.7     Counterparts.
         ------------

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

11.8     Headings.
         --------

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

11.9     Survival.
         --------

         All indemnities set forth herein, including, without limitation, in
Section 2.6(h), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments and this Agreement, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

11.10    Governing Law; Submission to Jurisdiction; Venue.
         ------------------------------------------------

         (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the Commonwealth of Virginia in City of Richmond, or of the United States for the Eastern District of Virginia, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE BANKS AND EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.11    Severability.
         ------------

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

11.12    Entirety.
         --------

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

11.13    Binding Effect; Termination.
         ---------------------------

         (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by each Credit Party and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Bank, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Administrative Agent and each Bank and their respective successors and assigns.

         (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Commitments shall have expired or been terminated and this Agreement has been terminated.

11.14    Confidentiality.
         ---------------

         The Administrative Agent and each Bank (each, a "Lending Party") agrees
                                                          -------------
to keep confidential any private, non-public information furnished or made available to it by the Credit Parties pursuant to this Credit Agreement; provided that nothing herein shall prevent any Lending Party from disclosing
--------
such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Bank's investment portfolio in connection with ratings issued with respect to such Bank, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty (i) has been approved in writing by the Borrower and (ii) agrees in a writing enforceable by the Borrower to be bound by the provisions of this
Section 11.14) and (k) subject to provisions substantially similar to those contained in this Section 11.14, to any actual or proposed participant or assignee.

11.15    Source of Funds.
         ---------------

         Each of the Banks hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Bank in connection with the financing hereunder:

                  (a) no part of such funds constitutes assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest;

                  (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Bank, such Bank has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

                  (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

                  (d) such funds constitute assets of one or more specific benefit plans which such Bank has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

11.16    Conflict.
         --------

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                           [Signature Pages to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           OWENS & MINOR, INC.,
--------                            a Virginia corporation

                                    By:___________________________________
                                    Name:
                                    Title:

GUARANTORS:                         OWENS & MINOR MEDICAL, INC.,
----------                          a Virginia corporation
                                    NATIONAL MEDICAL SUPPLY CORPORATION,
                                    a Delaware corporation
                                    OWENS & MINOR WEST, INC.,
                                    a California corporation
                                    KOLEY'S MEDICAL SUPPLY, INC.,
                                    a Nebraska corporation
                                    STUART MEDICAL, INC.,
                                    a Pennsylvania corporation

                                    By:___________________________________
                                    Name:
                                    Title:
                                           of each of the Guarantors

BANKS:                              BANK OF AMERICA, N.A.,
-----
                                    individually in its capacity as a Bank
                                    and in its capacity as Administrative Agent

                                    By:________________________
                                    Name:
                                    Title:

                                    FIRST UNION NATIONAL BANK

                                    By::_______________________
                                    Name:
                                    Title:

                                    SUNTRUST BANK

                                    By::_______________________
                                    Name:
                                    Title:

                                    BANK ONE, NA

                                    By::_______________________
                                    Name:
                                    Title:

                                    THE BANK OF NOVA SCOTIA

                                    By::_______________________
                                    Name:
                                    Title:

                                    THE BANK OF NEW YORK

                                    By::_______________________
                                    Name:
                                    Title:

                                    WACHOVIA BANK, N.A.

                                    By::_______________________
                                    Name:
                                    Title:

                                 Schedule 2.1
                                 ------------

                             Banks and Commitments

-----------------------------------------------------------------------------------------------------
                                                                     Revolving         Revolving
                                                                     Commitment        Committed
       Bank                        Notice Address                    Percentage          Amount
       ----                        --------------                    ----------          ------

-----------------------------------------------------------------------------------------------------
Bank of America, N.A.        Bank of America, N.A.                   20.00000000%      $45,000,000
                             101 N. Tryon Street, 15th Floor
                             NC1-001-15-04
                             Charlotte, NC  28255
                             Attn:  Stowe Barber
                             Phone: (704) 388-3916
                             Fax:   (704) 409-0024

                             with a copy to:

                             Bank of America, N.A.
                             Healthcare Finance Group
                             100 N. Tryon Street, 17th Floor
                             Charlotte, NC  28255
                             Attn:  Phil Durand
                             Phone: (704) 386-4955
                             Fax:   (704) 388-6002
-----------------------------------------------------------------------------------------------------
First Union National Bank                                            18.88888889%      $42,500,000
-----------------------------------------------------------------------------------------------------
SunTrust Bank                SunTrust Bank                           18.88888889%      $42,500,000
                             919 East Main Street, 22nd Floor
                             Richmond, VA  23219
                             Attn:  T. Patrick Collins
                             Phone: (804) 782-5449
                             Fax:   (804) 782-5413
-----------------------------------------------------------------------------------------------------
Bank One, NA                 Bank One, NA                            13.33333333%      $30,000,000
                             153 West 51st Street
                             New York, NY  10019
                             Attn:  Andrea S. Kantor
                             Phone: (212) 373-1023
                             Fax:   (212) 373-1180
-----------------------------------------------------------------------------------------------------
The Bank of Nova Scotia      The Bank of Nova Scotia                 11.11111111%      $25,000,000
                             1 Liberty Plaza, 26th Floor
                             New York, NY  10006
                             Attn:  Richard Garritt
                             Phone: (212) 225-5026
                             Fax:   (212) 225-5090
-----------------------------------------------------------------------------------------------------
The Bank of New York         The Bank of New York                     8.88888889%       $20,000,000
                             One Wall Street, 8/th/ Floor
                             New York, NY  10286
                             Attn:  Christopher Kordes
                             Phone: (212) 635-6895
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                             Fax:   (212) 635-1481
-----------------------------------------------------------------------------------------------------

Wachovia Bank, N.A.          Wachovia Bank, NA                       8.88888889%       $20,000,000
                             1021 E. Cary Street
                             Richmond, VA  23219
                             Attn:  E. Turner Coggin
                             Phone: (804) 697-7019
                             Fax:   (804) 697-7581

                             with a copy to:

                             Wachovia Bank, NA
                             100 N. Main Street
                             Winston-Salem, NC  27102
                             Attn:  Charlene A. Johnson
                             Phone: (336) 732-5472
                             Fax:   (336) 732-6935
-----------------------------------------------------------------------------------------------------

                              Schedule 2.2(a)(i)
                              ------------------

                          Form of Notice of Borrowing

Bank of America, N.A.,                     [Bank of America, N.A.,
as Administrative Agent                    as Swingline Bank
101 N. Tryon Street, 15/th/ Floor          101 N. Tryon Street, 15/th/ Floor
NC1-001-15-04                              NC1-001-15-04
Charlotte, NC  28255                       Charlotte, NC  28255
Attn: Stowe Barber, Agency Services        Attn:  Stowe Barber, Agency Services]

Re: Credit Agreement dated as of April 24, 2000 (as amended and modified from time to time, the "Credit Agreement") among Owens & Minor, Inc., a
                         ----------------
      Virginia corporation (the "Borrower"), certain Subsidiaries of the
                                 --------
      Borrower, as guarantors, the Banks identified therein, First Union National Bank and SunTrust Bank, as Syndication Agents, Bank One, NA, as Managing Agent, The Bank of Nova Scotia, as Co-Agent, and Bank of America, N.A., as Administrative Agent. Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

Ladies and Gentlemen:

      The Borrower hereby gives notice pursuant to Section 2.2 of the Credit Agreement that it requests a [Revolving Loan] [Swingline Loan] advance under the Credit Agreement and in connection therewith sets forth below the terms on which such [Revolving Loan] [Swingline Loan] advance is requested to be made:

(A)   Date of Borrowing (which is a Business Day)   ________________

(B)   Principal Amount of Borrowing                 ________________

(D)   Interest rate basis                           ________________

(E)   Interest Period and the last day thereof      ________________

      In accordance with the requirements of Section 5.2 of the Credit Agreement, the Borrower hereby represents and warrants that the conditions precedent set forth in Section 5.2 of the Credit Agreement are true and correct as of the date hereof.

                                        OWENS & MINOR, INC.

                                        By:_____________________
                                        Name:
                                        Title:

                              Schedule 2.2(a)(ii)
                              -------------------

                 Form of Notice of Request of Letter of Credit

Bank of America, N.A.,
as Administrative Agent
101 N. Tryon Street, 15/th/ Floor
NC1-001-15-04
Charlotte, NC  28255
Attn: Stowe Barber, Agency Services

Re: Credit Agreement dated as of April 24,2000 (as amended and modified from time to time, the "Credit Agreement") among Owens & Minor, Inc., a
                         ----------------
      Virginia corporation (the "Borrower"), certain Subsidiaries of the
                                 --------
      Borrower, as guarantors, the Banks identified therein, First Union National Bank and SunTrust Bank, as Syndication Agents, Bank One, NA, as Managing Agent, The Bank of Nova Scotia, as Co-Agent, and Bank of America, N.A., as Administrative Agent. Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

Ladies and Gentlemen:

The Borrower hereby gives notice pursuant to Section 2.2 of the Credit Agreement that it requests the issuance of a Letter of Credit under the Credit Agreement as follows:

(1)   Date of Issuance (which is a Business Day)    ________________

(2)   Account Party:                                ________________

(3)   For use by:                                   ________________

(4)   Beneficiary:                                  ________________

(5)   Face Amount of Letter of Credit:              ________________

(6)   Date of Issuance:                             ________________

Delivery of Letter of Credit should be made as follows:

      In accordance with the requirements of Section 5.2 of the Credit Agreement, the Borrower hereby represents and warrants that the conditions precedent set forth in Section 5.2 of the Credit Agreement are true and correct as of the date hereof.

                                 OWENS & MINOR, INC.

                                 By:_______________________
                                 Name:
                                 Title:

                                 Schedule 2.05
                                 -------------

                            Form of Revolving Note

                                                                  April 24, 2000

     FOR VALUE RECEIVED, OWENS & MINOR, INC., a Virginia corporation (the "Borrower"), hereby promises to pay to the order of ______________________, its
 --------
successors and assigns (the "Bank"), on or before the Termination Date to the
                             ----
office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

          (i) in the case of Revolving Loans, the Bank's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans owing to the Bank; and

          (ii) in the case of Swingline Loans, if the Bank is the Swingline Bank, the Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Swingline Loans owing to the Swingline Bank;

together with interest thereon at the rates and as provided in the Credit Agreement.

     This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement dated as of the date hereof (as amended and modified from time to time, the "Credit Agreement") among the Borrower, certain Subsidiaries of the
           ----------------
Borrower, as guarantors, the Banks identified therein, First Union National Bank and SunTrust Bank, as Syndication Agents, Bank One, NA, as Managing Agent, The Bank of Nova Scotia, as Co-Agent, and Bank of America, N.A., as Administrative Agent. Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect borrowings evidenced by this Revolving Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the
--------
obligation of the Borrower to pay amounts evidenced hereby.

     Upon the occurrence of an Event of Default, all amounts evidenced by this Revolving Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the Borrower. In the event payment of amounts evidenced by this Revolving Note is not made at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Revolving Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Revolving Note shall be governed by, and construed and interpreted in accordance with, the law of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                             OWENS & MINOR, INC.,
                                             a Virginia corporation

                                             By:____________________________
                                             Name:
                                             Title:

                                 Schedule 3.1
                                 ------------

                         Form of Notice of Conversion

Bank of America, N.A.,
as Administrative Agent
101 N. Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, NC  28255
Attn:  Stowe Barber, Agency Services

Re: Credit Agreement dated as of April 24, 2000 (as amended and modified from time to time, the "Credit Agreement") among Owens & Minor, Inc., a
                          ----------------
       Virginia corporation (the "Borrower"), certain Subsidiaries of the
                                  --------
       Borrower, as guarantors, the Banks identified therein, First Union National Bank and SunTrust Bank, as Syndication Agents, Bank One, NA, as Managing Agent, The Bank of Nova Scotia, as Co-Agent, and Bank of America, N.A., as Administrative Agent. Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

Ladies and Gentlemen:

       The Borrower hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an continuation or conversion of a Revolving Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such continuation or conversion is requested to be made:

(A)    Loan type (Base Rate Loan or Eurodollar Loan)                ____________

(B)    Date of continuation or conversion
       (which is the last day of the applicable Interest Period)    ____________

(C)    Principal amount of continuation or conversion               ____________

(D)    Interest rate basis                                          ____________

(E)    Interest Period and the last day thereof                     ____________

       In accordance with the requirements of Section 5.2 of the Credit Agreement, the Borrower hereby represents and warrants that the conditions precedent set forth in Section 5.2 of the Credit Agreement are true and correct as of the date hereof.

                                        OWENS & MINOR, INC.

                                        By:_____________________________
                                        Name:
                                        Title:

                                Schedule 5.1(b)
                                ---------------

                            Form of Legal Opinions

                 [Opinion of General Counsel of Owens & Minor]


                                April 24, 2000

Bank of America, N.A., as
   Administrative Agent for the Agents and
   the Banks under the Credit Agreement
   described below
Independence Center, 15th Floor
101 North Tryon Street
Charlotte, NC 28255

           RE: $225,000,000 Credit Facility for Owens & Minor, Inc.
           --------------------------------------------------------

Ladies and Gentlemen:

     I am Senior Vice President, General Counsel and Secretary to Owens & Minor, Inc., a Virginia corporation (the "Borrower"), and in such capacity have acted as counsel to the Borrower and to Owens & Minor Medical, Inc., a Virginia corporation (the "Virginia Guarantor") and National Medical Supply Corporation, a Delaware corporation, Owens & Minor West, Inc., a California corporation, Koley's Medical Supply, Inc., a Nebraska corporation, and Stuart Medical, Inc., a Pennsylvania corporation (hereinafter referred to collectively as the "Non-Virginia Guarantors," individually as the "Non-Virginia Guarantor" and collectively with the Virginia Guarantor as the "Guarantors") in connection with the execution and delivery by the Borrower and the Guarantors of (i) that Credit Agreement dated as of April 24, 2000 (the "Credit Agreement") among the Borrower, the Guarantors, the banks and financial institutions party thereto, First Union National Bank and SunTrust Bank, as Syndication Agents, Bank One, N.A., as Managing Agent, The Bank of Nova Scotia, as Co-Agent, and Bank of America, N.A. as Administrative Agent (collectively, the "Agents"), and (ii) the Revolving Notes of the Borrower in favor of each of the Banks in the amount of each such Bank's Revolving Committed Amount (the" Notes"). Hereinafter, the Credit Agreement and the Notes may be referred to collectively as the "Credit Documents." My opinion is being delivered at the request of the Borrower and the Guarantors pursuant to Section 5.1(b) of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     In connection with this opinion, I have examined originals, or copies identified to my satisfaction as being true copies, of the Credit Agreement and the Notes and such records, documents or other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. For purposes of this opinion, I have assumed, with your permission, (i) the authenticity of all documents submitted to me as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals, (iii) the genuineness of all signatures (other than those of the Borrower and the Guarantors) and (iv) the due authorization, execution and delivery of the Credit Documents by all parties and the validity and binding effect thereof upon such parties (other than the authorization, execution and delivery of documents by the Non-Virginia Guarantors and the validity and binding effect thereof upon the Non-Virginia Guarantors).

     As to factual matters, I have relied upon the representations included in the Credit Agreement, upon certificates of officers of the Borrower and the Guarantors, and upon certificates of public officials. Whenever the phrase "to the best of my knowledge" is used herein, it means to the best of my knowledge after investigation.

     For purposes of this opinion, I have assumed, with your permission, that the laws of jurisdictions other than the Commonwealth of Virginia are the same as those of the Commonwealth of Virginia and except to such extent, I express no opinion as to the laws of any other jurisdiction. The opinions rendered herein are limited to the federal law of the United States of America and the laws of the Commonwealth of Virginia.

     On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, I am of the opinion that, as of the date hereof:

     1. Each of the Non-Virginia Guarantors has been duly incorporated and is validly existing and in good standing under the laws of the state of its incorporation with the corporate power and authority to enter into the transaction contemplated by the Credit Agreement. The Borrower and each of the Guarantors has been duly qualified as a foreign corporation and is in good standing in all other jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

     2. Each of the Non-Virginia Guarantors has duly authorized, executed and delivered those Credit Documents to which it is a party.

     3. Neither the execution or delivery by the Borrower or any of the Guarantors of those Credit Documents to which it is a party, nor performance by it of its respective obligations thereunder, nor consummation of the transactions contemplated therein, will (i) violate any provision of its Articles of Incorporation or Bylaws, (ii) to the best of my knowledge, conflict with, or result in, any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or obligation to create or impose) any lien upon any of its properties or assets pursuant to the terms of any existing indenture, mortgage, deed of trust or other agreement material to it and to which it is a party or by which it or any of its properties or assets are bound or to which it may be subject, the violation or creation of which would have a Material Adverse Effect, or (iii) to the best of my knowledge, conflict with or contravene any judgment, writ, order, injunction or decree of any court, arbitrator, administrative agency or other governmental authority binding on it or any of its respective properties or assets.

     4. To the best of my knowledge, except as disclosed in the Borrower's Form 10K for the fiscal year of the Borrower ending December 31, 1999, there are no actions, suits or proceedings pending or threatened against the Borrower or any of the Guarantors which if adversely determined would be likely to have a Material Adverse Effect.

     5. To the best of my knowledge, no consent of any other party (including shareholders of the Borrower and the Guarantors) is required in connection with the execution or delivery by the Borrower or the Guarantors, or the performance of payment obligations by the Borrower or the Guarantors under, the Credit Documents to which each is a party.

     This opinion letter is rendered in connection with the transactions contemplated in the Credit Agreement and is intended solely for your benefit and the benefit of the Agents and the Banks (including any subsequent holder of a Note), and Hunton & Williams as special Virginia counsel to the

Borrower and the Guarantors, each of which may receive a copy hereof and each of which may rely hereon as if such opinion letter were addressed to it. This opinion may not be relied upon for any other purposes, nor may it be relied upon by any other person for any purpose, without my prior written consent. This opinion letter is given as of its date and I do not undertake to advise you of changes which may hereafter be brought to my attention.

                                        Very truly yours,


                                        Drew St.J. Carneal
                                        Senior Vice President
                                        General Counsel

                 [Opinion of General Counsel of Owens & Minor]


                                April 24, 2000

Bank of America, N.A., as
 Administrative Agent for the Agents and
 the Banks under the Credit Agreement
 described below
Independence Center, 15th Floor
101 North Tryon Street
Charlotte, NC 28255

           RE: $225,000,000 Credit Facility for Owens & Minor, Inc.
           --------------------------------------------------------


                [Opinion of Outside Counsel for Credit Parties]


                                April 24, 2000

Bank of America, N.A., as
 Administrative Agent for the Agents and
 the Banks under the Credit Agreement
 described below
Independence Center, 15th Floor
101 North Tryon Street
Charlotte, NC 28255

             $225,000,000 Credit Facility for Owens & Minor, Inc.
             ----------------------------------------------------

Ladies and Gentlemen:

     We have acted as special Virginia counsel to Owens & Minor, Inc., a Virginia corporation (the "Borrower") and Owens & Minor Medical, Inc., a
                           --------
Virginia corporation (together with the Borrower, the "Virginia Companies") and
                                                       ------------------
to National Medical Supply Corporation, a Delaware corporation, Owens & Minor West, Inc., a California corporation, Koley's Medical Supply, Inc., a Nebraska corporation, and Stuart Medical, Inc., a Pennsylvania corporation (hereinafter referred to collectively as the "Non-Virginia Guarantors") in connection with
                                 -----------------------
the execution and delivery by the Virginia Companies and the Non-Virginia Guarantors of (i) that Credit Agreement dated as of April 24, 2000 (the "Credit
                                                                         ------
Agreement") among the Virginia Companies, the Non-Virginia Guarantors, the banks
---------
and financial institutions party thereto, First Union National Bank and SunTrust Bank, as Syndication Agents, Bank One, N.A., as Managing Agent, The Bank of Nova Scotia, as Co-Agent, and Bank of America, N.A. as Administrative Agent (collectively, the "Agents"), and (ii) the Revolving Notes of the Borrower in favor of each of the Banks in the amount of each such Bank's Revolving Committed Amount (the "Notes"). Hereinafter, the Credit Agreement and the Notes may be
             -----
referred to collectively as the "Credit Documents."  Our opinion is being
                                 ----------------
delivered at the request of the Virginia Companies and the Non-Virginia Guarantors pursuant to Section 5.1(b) of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     In connection with this opinion, we have examined originals, or copies identified to our satisfaction as being true copies, of the Credit Agreement and the Notes and such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. For purposes of this opinion, we have assumed, with your permission, (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals, (iii) the genuineness of all signatures (other than those of the Virginia Companies) and (iv) the due authorization, execution and delivery of the Credit Documents by all parties other than the Virginia Companies and the validity and binding effect thereof upon all parties other than the Virginia Companies and the Non-Virginia Guarantors.

     As to factual matters, we have relied upon the representations included in the Credit Agreement, upon certificates of officers of the Virginia Companies, and upon certificates of public officials. Whenever the phrase "to the best of our knowledge" is used herein, it refers to the actual knowledge of the attorneys of this firm involved in the representation of the Virginia Companies without independent investigation.

     The opinions rendered herein are limited to the federal law of the United States of America and the laws of the Commonwealth of Virginia. We express no opinion as to the laws of any other jurisdiction.

     On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that, as of the date hereof:

     1. Each of the Virginia Companies has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia with the corporate power and authority to enter into the transactions contemplated by the Credit Agreement.

     2. Each of the Virginia Companies has duly authorized, executed and delivered those Credit Documents to which it is a party. Each of the Credit Documents to which any of the Virginia Companies or the Non-Virginia Guarantors is a party constitutes the legal, valid and binding obligation of such Virginia Company or Non-Virginia Guarantor, as the case may be, enforceable against it in accordance with its terms; except to the extent that enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally, general principles of equity, whether such enforceability is considered in a proceeding in equity or at law and to the discretion of the court before which any proceeding therefor may be brought. In addition, the opinion rendered in this paragraph 2 is further subject to the following exception: (i) the enforceability of the indemnification provisions of the Credit Agreement may be limited by public policy, (ii) certain of the waivers contained in the Credit Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not render the other provisions of the Credit Documents invalid or unenforceable, (iii) we express no opinion as to Section 3.14 or Section 11.3(e) of the Credit Agreement insofar as they provide that any participant in the Loans may exercise set-off or similar rights with respect to such participation, and (iv) we have assumed that, when exercising rights under any Credit Document, the Agents and the Banks will act in good faith.

     3. Neither the execution or delivery by either of the Virginia Companies of those Credit Documents to which it is a party, nor performance by it of its respective obligations thereunder, nor consummation of the transactions contemplated therein, will (i) violate any provision of any applicable statutory law or regulation or of its Articles of Incorporation or Bylaws, or (ii) to the best of our knowledge, conflict with or contravene any judgment, writ, order, injunction or decree of any court, arbitrator, administrative agency or other governmental authority binding on such Virginia Company or any of its respective properties or assets. In expressing the opinion set forth in clause (i) above, we are expressing no opinion as to (y) whether Loans made under the Credit Agreement comply with any statutory, regulatory or other loan limits applicable to the Banks, or comply with any statutes, laws, rules or regulations which prescribe permissible and lawful investments for the Banks, or (z) any securities, environmental, land use, ERISA or antitrust laws and regulations.

     4. To the best of our knowledge, except as disclosed in the Borrower's Form 10K for the fiscal year of the Borrower ending December 31, 1999, there are no actions, suits or proceedings pending or threatened against either of the Virginia Companies which if adversely determined would be likely to have a Material Adverse Effect.

     5. To the best of our knowledge, no consent, license, approval or authorization of, or registration or declaration with, any governmental body, official, authority, bureau or agency is required in connection with the execution or delivery by the Virginia Companies, or the performance of payment obligations by the Virginia Companies under, the Credit Documents to which each is a party.

     This opinion letter is rendered in connection with the transactions contemplated in the Credit Agreement and is intended solely for your benefit and the benefit of the Agents and the Banks (including any subsequent holder of a Note), each of which may receive a copy hereof and each of which may rely hereon as if such opinion letter were addressed to it. This opinion may not be relied upon for any other purposes, nor may it be relied upon by any other person for any purpose, without our prior written consent. This opinion letter is given as of its date and we do not undertake to advise you of changes which may hereafter be brought to our attention.

                                 Very truly yours,

                                Schedule 5.1(e)
                                ---------------

                         Form of Officer's Certificate

     Pursuant to Section 5.1(e) of the Credit Agreement (the "Credit
                                                              ------
Agreement"), dated as of April 24, 2000, among Owens & Minor, Inc., a Virginia
---------
corporation (the "Borrower"), certain Subsidiaries of the Borrower, as
                  --------
guarantors, the Banks identified therein, First Union National Bank and SunTrust Bank, as Syndication Agents, Bank One, NA, as Managing Agent, The Bank of Nova Scotia, as Co-Agent, and Bank of America, N.A., as Administrative Agent, the undersigned, ___________, Secretary of _______________ (the "Corporation"),
                                                             -----------
hereby certifies to the Administrative Agent and the Banks as follows:

     1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the board of directors of the Corporation on _______________________, 200_. The attached resolutions have not been rescinded or modified and remain in full force and effect. The attached resolutions are the only corporate proceedings of the Corporation now in force relating to or affecting the matters referenced therein.

     2. Attached hereto as Annex II is a true and complete copy of the Bylaws of the Corporation as in effect on the date hereof.

     3. Attached hereto as Annex III is a true and complete copy of the Certificate of Incorporation of the Corporation and all amendments thereto as in effect on the date hereof.

     4. Each of the following persons is now a duly elected and qualified officer of the Corporation, holding the office(s) indicated, and the signature appearing opposite his/her name below is his/her true and genuine signature.

     Name                    Office                    Signature
     ----                    ------                    ---------

                                                ________________________
                                                ________________________

IN WITNESS WHEREOF, the undersigned has hereunto set his/her name of the Corporation.

                                   _____________________________
                                   Secretary
                                   Date:  April 24, 2000

     I, _____________________, Vice President of the Corporation, hereby certify that _______________, whose genuine signature appears above, is, and has been at all times since ______________, a duly elected, qualified and acting Secretary of the Corporation.

                                      __________________________________
                                      Vice President
                                      April 24, 2000

                                 Schedule 6.17
                                 -------------

                                 Subsidiaries

-------------------------------------------------------------------------------------------------------
       Name of Subsidiary           Jurisdiction of Incorporation       Wholly-Owned Subsidiary of
       ------------------           -----------------------------       --------------------------
-------------------------------------------------------------------------------------------------------
Owens & Minor Medical, Inc.       Virginia                           Owens & Minor, Inc.
-------------------------------------------------------------------------------------------------------
National Medical Supply
Corporation                       Delaware                           Owens & minor Medical, Inc.
-------------------------------------------------------------------------------------------------------
Owens & Minor West, Inc.          California                         National Medical Supply Corp.
-------------------------------------------------------------------------------------------------------
Koley's Medical Supply, Inc.      Nebraska                           Owens & Minor Medical, Inc.
-------------------------------------------------------------------------------------------------------
Lyons Physician Supply Company
Company  (1)                      Ohio                               Owens & Minor Medical, Inc.
-------------------------------------------------------------------------------------------------------
A. Kuhlman & Company (1)          Michigan                           Owens & Minor Medical, Inc.
-------------------------------------------------------------------------------------------------------
Stuart Medical, Inc.              Pennsylvania                       Owens & Minor, Inc.
-------------------------------------------------------------------------------------------------------
O & M Funding Corp. (1)           Virginia                           Owens & Minor Medical, Inc.
-------------------------------------------------------------------------------------------------------
Owens & Minor Trust I (1)         Delaware                           Owens & Minor, Inc.
-------------------------------------------------------------------------------------------------------
OMI Specialty, Inc. (1)           Virginia                           Owens & Minor, Inc.
-------------------------------------------------------------------------------------------------------
OMI International, Ltd. (1)       British Virgin Islands             Owens & Minor, Inc.
-------------------------------------------------------------------------------------------------------

 (1)  subsidiary is not a guarantor to this Credit Agreement

                                 Schedule 6.24
                                 -------------

                                 Labor Matters

Collective bargaining agreement

Owens & Minor Medical, Inc. is party to a labor contract dated March 7, 1997, between Owens & Minor Medical, Inc. and the Minnesota's Health Care Union, Local 113, Seiu, AFL-CIO/CLC. The agreement governs warehouse employees in the Mounds View, Minnesota facility only.

                                Schedule 7.1(c)
                                ---------------

                      Form of Borrowing Base Certificate

For the calendar month ended __________, 200__.

     Pursuant to that Credit Agreement dated as of April 24, 2000 (as amended and modified from time to time, the "Credit Agreement"; all capitalized terms
                                     ----------------
used herein shall have the meanings given to such terms in the Credit Agreement) among Owens & Minor, Inc., a Virginia corporation (the "Borrower"), certain
                                                        --------
Subsidiaries of the Borrower, as guarantors, the Banks identified therein, First Union National Bank and SunTrust Bank, as Syndication Agents, Bank One, NA, as Managing Agent, The Bank of Nova Scotia, as Co-Agent, and Bank of America, N.A., as Administrative Agent, the undersigned, the ___________________ of the Borrower, hereby certifies to the Administrative Agent and the Banks that, to the best of his knowledge and belief, the following statements are true and correct in all material respects as of the date hereof:


1.   aggregate net book value of inventory of the Credit Parties on a consolidated basis after deducting allowances and
     reserves relating thereto                                     $__________

2.   LIFO Reserve                                                  $__________

3.   Eligible Inventory (Line 1 less Line 2)                       $__________

4.   Eligible Inventory advance rate (Line 3 multiplied by 50%)    $__________

5.   aggregate net book value of accounts receivable of the
     Credit Parties on a consolidated basis after deducting
     allowances and reserves relating thereto                      $__________

6.   aggregate net book value of accounts receivable
     transferred to any Person in connection with a
     Qualified Securitization Transaction                          $__________

7.   Eligible Receivables (Line 5 less Line 6)                     $__________

8.   Eligible Receivables advance rate (Line 7 multiplied by 85%)  $__________

9.   Borrowing Base (Line 4 plus Line 8)                           $__________


IN WITNESS WHEREOF, I have hereunto set my hand and seal this __ day of __________, 200__.

                                  OWENS & MINOR, INC.

                                  By:_____________________
                                  Name:
                                  Title:

                                Schedule 7.1(d)
                                ---------------

                   Form of Officer's Compliance Certificate

For the fiscal quarter ended __________, 200__.

     Pursuant to that Credit Agreement dated as of April 24, 2000 (as amended and modified from time to time, the "Credit Agreement"; all capitalized terms
                                     ----------------
used herein shall have the meanings given to such terms in the Credit Agreement) among Owens & Minor, Inc., a Virginia corporation (the "Borrower"), certain
                                                        --------
Subsidiaries of the Borrower, as guarantors, the Banks identified therein, First Union National Bank and SunTrust Bank, as Syndication Agents, Bank One, NA, as Managing Agent, The Bank of Nova Scotia, as Co-Agent, and Bank of America, N.A., as Administrative Agent, the undersigned, the ___________________ of the Borrower, hereby certifies to the Administrative Agent and the Banks that, to the best of his knowledge and belief:

     a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

     b. Since ___________ [the date of the most recent Officer's Compliance Certificate or, if none, the Closing Date), no Default or Event of Default has occurred under the Credit Agreement.

     Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.10 of the Credit Agreement as of the end of the fiscal period referred to above.

     This __ day of __________, 200__.

                                  OWENS & MINOR, INC.

                                  By:________________________
                                  Name:
                                  Title:

                      Attachment to Officer's Certificate
                      -----------------------------------

                      Computation of Financial Covenants

                                 Schedule 7.12
                                 -------------

                           Form of Joinder Agreement

     THIS JOINDER AGREEMENT (the "Agreement"), dated as of __________, 200__, is
                                  ---------
by and between ____________________, a _______________ (the "Applicant
                                                             ---------
Subsidiary"), and Bank of America, N.A., in its capacity as Administrative Agent
----------
under that certain Credit Agreement dated as of April 24, 2000 (as amended and modified, the "Credit Agreement"), among Owens & Minor, Inc., a Virginia
               ----------------
corporation (the "Borrower"), certain Subsidiaries of the Borrower, as
                  --------
guarantors, the Banks identified therein, First Union National Bank and SunTrust Bank, as Syndication Agents, Bank One, NA, as Managing Agent, The Bank of Nova Scotia, as Co-Agent, and Bank of America, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

     The Borrower is required by Section 7.11 of the Credit Agreement to cause the Applicant Subsidiary to become a "Guarantor". Accordingly, the Applicant Subsidiary hereby agrees with the Administrative Agent, for the benefit of the Banks, as follows:

     1. The Applicant Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Applicant Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Applicant Subsidiary hereby (i) jointly and severally together with the other Guarantors, guarantees to each Bank and the Administrative Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

     2. The address of the Applicant Subsidiary for purposes of all notices and other communications is the address set forth for the other Credit Parties in Section 11.1 of the Credit Agreement.

     3. The Applicant Subsidiary hereby waives acceptance by the Administrative Agent and the Banks of the guaranty by the Applicant Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Applicant Subsidiary.

     4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

     5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the Applicant Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Banks, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                        [APPLICANT SUBSIDIARY]

                                        By:__________________________
                                        Name:
                                        Title:

                                        Acknowledged and accepted:

                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent

                                        By:__________________________
                                        Name:
                                        Title:

                                 Schedule 8.1
                                 ------------

                                 Indebtedness

1. $855,000 Letter of Credit from Bank of America, N.A. to Owens & Minor West, Inc. for the benefit of Industry Urban - Development Agency located in City of Industry, California relating to excess sales tax revenues incentive.

2. Capital lease obligations outstanding on the Closing Date; balance at March 31, 2000 was $2,622,791.

                                 Schedule 8.2
                                 ------------

                                     Liens

None.

                                Schedule 11.3(b)
                                ----------------

                       Form of Assignment and Acceptance

     THIS ASSIGNMENT AND ACCEPTANCE, dated as of_________________, 200__ (this "Assignment"), is entered into between THE BANK IDENTIFIED ON THE SIGNATURE
-----------
PAGES AS THE "ASSIGNOR" (the "Assignor") and THE PARTY IDENTIFIED ON THE
                              --------
SIGNATURE PAGES AS "ASSIGNEE" ("Assignee").
                                --------

     Reference is made to that Credit Agreement dated as of April 24, 2000 (as amended and modified from time to time, the "Credit Agreement") among Owens &
                                             ----------------
Minor, Inc., a Virginia corporation (the "Borrower"), certain Subsidiaries of
                                          --------
the Borrower, as guarantors, the Banks identified therein, First Union National Bank and SunTrust Bank, as Syndication Agents, Bank One, NA, as Managing Agent, The Bank of Nova Scotia, as Co-Agent, and Bank of America, N.A., as Administrative Agent. Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

     1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, effective as of the Effective Date shown below, those rights and interests of the Assignor under the Credit Agreement and the other Credit Documents identified on Schedule 1 hereto (the "Assigned Interests"), together with unpaid
              ----------              ------------------
interest and fees relating to the Assigned Interests accruing from the Effective Date. After giving effect to such sale and assignment, the Commitment of, and the amount of the Revolving Obligations owing to, the Assignor and the Assignee will be as set forth on Schedule 1 hereto. Schedule 2.1 is deemed modified and
                        ----------          ------------
amended to the extent necessary to give effect to this Assignment.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Administrative Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1 hereto.
                                                             ----------

     3. The Assignee (i) confirms that it has received a copy of the Credit Documents, together with copies of the financial statements referred to in
Section 7.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 3.11.

     4. Following the execution of this Assignment, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment shall be the Effective Date shown below.

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

     8. This Assignment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of
Schedule 1 to this Assignment by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment.

     9.     Terms of Assignment

     (a)    Legal Name of Assignor:               SEE SIGNATURE PAGE
     (b)    Legal Name of Assignee:               SEE SIGNATURE PAGE
     (c)    Effective Date of Assignment:         ________________, 200__

See Schedule I attached for a description of the Revolving Obligations and
    ----------
Commitments (and the percentage interests therein and relating thereto) which are the subject of this Assignment.

     10. The fee payable to the Administrative Agent in connection with this Assignment is enclosed.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment to be executed by their officers thereunto duly authorized as of the date hereof.

                                   ____________________, as Assignor

                                   By:______________________________
                                   Name:
                                   Title:

                                   _____________________, as Assignee

                                   By:_______________________________
                                   Name:
                                   Title:

                                   Notice address of Assignee:

                                   __________________________
                                   __________________________
                                   Attn: ______________________
                                   Telephone:  (___) ____________
                                   Telecopy:   (___) ____________

CONSENTED TO AND ACCEPTED:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:__________________________
Name:
Title:

OWENS & MINOR, INC.

By:__________________________
Name:
Title:

                                  SCHEDULE I
                                  ----------
                         TO ASSIGNMENT AND ACCEPTANCE
                              OWENS & MINOR, INC.

            REVOLVING LOANS AND LOC OBLIGATIONS PRIOR TO ASSIGNMENT

                  Revolving       Revolving       Revolving          LOC            LOC
                  Committed      Commitment         Loans         Committed     Obligations
                   Amount        Percentage      Outstanding       Amount       Outstanding
                -------------  ---------------  --------------  -------------  --------------
ASSIGNOR
--------------

ASSIGNEE
--------------


         REVOLVING LOANS AND LOC OBLIGATIONS SUBJECT TO THIS ASSIGNMENT

                  Revolving       Revolving       Revolving          LOC            LOC
                  Committed      Commitment         Loans         Committed     Obligations
                   Amount        Percentage      Outstanding       Amount       Outstanding
                -------------  ---------------  --------------  -------------  --------------
ASSIGNOR
--------------

ASSIGNEE
--------------


              REVOLVING LOANS AND LOC OBLIGATIONS AFTER ASSIGNMENT

                  Revolving       Revolving       Revolving          LOC            LOC
                  Committed      Commitment         Loans         Committed     Obligations
                   Amount        Percentage      Outstanding       Amount       Outstanding
                -------------  ---------------  --------------  -------------  --------------
ASSIGNOR
--------------

ASSIGNEE
--------------